UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.)

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LEUCADIA NATIONAL CORPORATION

(Name of Registrant as Specified In Its Charter)

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Leucadia National Corporation

520 Madison Avenue
New York, New York 10022

Notice and Proxy Statement for our 2015 Annual Meeting of Shareholders

This Notice and Proxy Statement is being furnished to our shareholders in connection with the solicitation of proxies by our Board of Directors for use at our 2015 Annual Meeting of Shareholders.

Date, Time and Place

May 21, 2015 at 10:00 a.m. New York City time
AXA Event & Production Center
787 Seventh Avenue, Auditorium
New York, New York 10019

Matters to be Considered

Our Annual Meeting is being held to:

•	elect our directors
•	vote, on an advisory basis, on our executive officer compensation
•	ratify PricewaterhouseCoopers LLP as our auditors for 2015

If any other matters properly come before the meeting, the persons named in the proxy or their substitutes will vote in accordance with their best judgment on such matters.

Required Votes for Each Proposal and Recommendation of the Board of Directors

Proposal	Vote Required	Board Recommendation
Election of Directors	Majority of the votes cast For or Against (for each nominee)	For each nominee
Advisory Vote on Executive Compensation	Affirmative vote of a majority of our shares voted on the matter	For
Ratification of Independent Auditors	Affirmative vote of a majority of our shares voted on the matter	For

What is included in our proxy materials?

Our proxy materials, which are available online at astproxyportal.com/ast/08448/:

•	Notice of 2015 Annual Meeting
•	Proxy Statement
•	2014 Annual Report to Shareholders
•	Proxy Card or Voting Instruction Form (if proxy materials were delivered by mail)

Other Important Information

Shareholders should read Important Information for Our Shareholders beginning on page 53 for other voting and communications information.

Your vote is important. Please vote via the Internet, by telephone, by mail or in person at the Annual Meeting.

April 7, 2015

Dear Fellow Shareholders,

We present this year’s Proxy Statement to you, with an invitation to our Annual Meeting of Shareholders on Thursday, May 21, 2015 at 10:00 a.m. New York City time. At the meeting, the principal items of business will be the election of directors, an advisory vote on our executive compensation program, and a vote on the selection of our independent auditors, as well as a brief update about our business and the opportunity for our fellow shareholders to ask questions.

As Rich Handler and Brian Friedman outlined in their Annual Report letter, our entire team is working diligently to position Leucadia to achieve our number one goal: long-term value creation. We aim to achieve this goal by operating a platform that creates, acquires and operates a diversified group of businesses. We are focused, diversified, driven and transparent. We have instilled throughout Leucadia and our businesses a sense of responsibility and urgency, as well as a constant drive to make things better and more valuable.

We expand on these themes in this proxy statement, as do Rich and Brian in their letter to shareholders, which you can find posted on our website: Leucadia.com

Our First Two Years

It has been just over two years since the combination of Leucadia and Jefferies in March 2013. This transformational event created a unique and powerful platform. Since then, we have built on that platform with changes we believe will greatly improve our ability to pursue long-term value creation for our shareholders.

Some of our key transitional accomplishments include:

▪	Executive Leadership: Added to our executive management, including Rich Handler as CEO and Brian Friedman as President, and built a powerful executive team following the retirement of several of Leucadia’s long-term executives

▪	Board Profile: Reshaped our Board of Directors, increasing the number of seats from eight to eleven with three independent members from Jefferies’ board, one legacy independent director from the pre-combination Leucadia Board, our Chairman - Mr. Steinberg, our two senior executives - Messrs. Handler and Friedman and four new independent directors with extensive experience that complements and expands on our Board’s existing skillsets and qualifications

▪	Revised Committee Composition: Reconfigured our Compensation Committee, which is composed of three new independent directors; our Audit Committee, which is composed of six independent directors, five of whom joined our Board in 2013; and our Nominating and Corporate Governance Committee, which is composed of five independent directors, four of whom joined our Board in 2013

▪	Shareholder Outreach: Engaged in substantial shareholder discussions, translating shareholder feedback into positive reforms

▪	Executive Compensation: Improved our alignment of executive compensation with our performance, also in response to shareholder concerns, with additional changes planned for 2016 and beyond

In addition to those significant changes, we have redoubled our commitment to corporate governance enhancements. Some accomplishments include:

▪	Lead Director: We created the position of Lead Director and empowered the role with explicit, clearly defined responsibilities

▪	Majority Voting: We now require majority voting in connection with uncontested director elections to work in conjunction with our previously adopted director resignation policy

▪	Claw-back Policy: Our Compensation Committee is authorized to claw-back performance-based and discretionary awards if an underlying performance metric is corrected, adjusted or deemed to be false

▪	Director Stock Ownership Guidelines: We require each director to accumulate an ownership position in our equity securities

▪	Prohibition on Hedging: Our directors, executives and employees cannot hedge our securities

▪	Independent Compensation Consultant: Our Compensation Committee retained Mercer as its independent compensation consultant

Additional information about these and other corporate governance changes is contained in this proxy statement.

Dedicated to Shareholders’ Interests

As noted above, since the transition we have strived to ensure the governance and compensation structures we have in place provide shareholders with effective, transparent and accountable representation. To be certain that happens, we have greatly expanded our shareholder outreach program to discuss issues that are important to our shareholders and to take their feedback into consideration in all relevant Board decisions.

As we focused on improving our voting results this year, particularly with our executive compensation program, our executive team and independent directors continued to engage directly with shareholders to hear their concerns and share our views on improving the governance and compensation structures at Leucadia. We look forward to continuing this extremely useful dialogue.

Your Vote is Important

We invite you to attend our 2015 annual shareholder meeting. If you are not able to attend in person, we ask you to vote by proxy in support of the Board’s recommendations. These proxy materials contain necessary information about the matters on which we are asking you to vote. Please read them thoroughly before voting.

Sincerely,

The Leucadia Board of Directors

Leucadia National Corporation

Directors and Board Committees

Board of Directors		Twelve Meetings in 2014
Chair: Joseph S. Steinberg		Key Responsibilities:

Other Members:		▪ Represent the interests of shareholders
▪ Evaluate the performance of the Company, its plans and prospects and other issues ▪ Supervise and direct management in the interest and for the benefit of our shareholders ▪ Oversee risk
1.	Richard B. Handler
2.	Brian P. Friedman
3.	Linda L. Adamany
4.	Robert D. Beyer
5.	Francisco L. Borges
6.	W. Patrick Campbell
7.	Robert E. Joyal
8.	Jeffrey C. Keil
9.	Michael T. O’Kane
10.	Stuart H. Reese

Audit Committee		Six Meetings in 2014

Chair: W. Patrick Campbell		Key Responsibilities:

Other Members:

▪   Assist our Board in its oversight of our financial statements, internal audit function and internal control over financial reporting

▪  Oversee our independent auditors and our audit, pre-approve all services to be provided by our independent auditors and determine whether to retain or terminate our independent auditors

▪  Prepare the Audit Committee Report

▪   Assist our Board and management with legal and regulatory compliance, as well as overseeing our Code of Business Practice

1.	Linda L. Adamany
2.	Francisco L. Borges
3.	Jeffrey C. Keil
4.	Michael T. O’Kane
5.	Stuart H. Reese

Compensation Committee		Six Meetings in 2014

Chair: Robert D. Beyer		Key Responsibilities:

Other Members:

▪   Assist senior management in establishing our general compensation philosophy, oversee the development and implementation of compensation programs, including our incentive compensation plans and equity-based plans

▪   Review and approve corporate goals and objectives relevant to the compensation of our executive officers, evaluate their performance and approve their compensation

▪   Assist with regulatory and legal compliance with respect to compensation matters, including a recommendation to the Board regarding the frequency of the advisory vote on compensation

▪   Prepare the Compensation Committee Report

▪   Retain, evaluate and assess the work of our compensation consultant

1.	Robert E. Joyal
2.	Michael T. O’Kane

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Nominating and Corporate Governance Committee	Five Meetings in 2014

Chair: Robert E. Joyal		Key Responsibilities:

Other Members:

▪   Recommend individuals to our Board for nomination, election or appointment as members of our Board

▪   Oversee the evaluation of our Board and management.

▪   Establish and oversee our corporate governance and governance guidelines

▪   Review and recommend to the Board any changes in the compensation of directors

1.	Linda L. Adamany
2.	Robert D. Beyer
3.	Francisco L. Borges
4.	Jeffrey C. Keil

Executive Officers

▪   Significant equity ownership – 3% of our outstanding shares (including deferred shares)

▪   30 years of experience – 25 years at Jefferies

▪   Deep investment banking, asset management and sales and trading expertise

▪   Considerable merchant banking and executive management experience

▪   No compensation increase since joining us

Richard B. Handler - CEO

▪   Significant equity ownership – 1.4% of our outstanding shares (including deferred shares)

▪   35 years of experience – 14 years at Jefferies

▪   Considerable investment banking, merchant banking and executive management experience

▪   No compensation increase since joining us

Brian P. Friedman - President

▪ Significant equity ownership – 6.8% of our outstanding shares (including warrants)

▪ Co-Founder and President of Leucadia until the 2013 combination
Joseph S. Steinberg - Chairman
▪ 45 years of senior management experience, including 36 years with us

▪ Considerable merchant banking experience

Michael J. Sharp - EVP & General Counsel

▪   Re-created Leucadia’s legal department, using Jefferies team to generate operational synergies

▪   23 years of legal experience – 4 years with Jefferies

▪   33 years of experience in the financial services industry

Teresa S. Gendron - Vice President & CFO	▪ Joined September 1, 2014 ▪ 23 years of accounting and finance experience ▪ CPA, with meaningful financial reporting experience with public companies

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Biographies of Directors and Executive Officers

Linda L. Adamany Director Director Since: 2014 Age: 63

Skills & Experience:

▪    Audit and Financial Expertise (CPA)

▪    International Operations

▪    Corporate Governance

▪    Risk Oversight

▪    Ethics and Social Responsibility Oversight

▪    Oil & Gas Exploration

▪    Metals and Mining

▪    Energy

Ms. Adamany’s financial and operating executive experience in multiple industries brings leadership value to us and, in particular, to our energy, oil and gas and mining businesses. Her additional experience serving on the boards of directors and committees of public companies, including an audit committee as chair and compensation, corporate governance and ethics committees qualifies her for service on our Board.

Biography:

Ms. Adamany served in several capacities at BP plc from 1980 until her retirement in August 2007, most recently from April 2005 until August 2007 as a member of the five-person Refining & Marketing Executive Committee responsible for overseeing the day-to-day operations and human resources management of BP plc’s Refining and Marketing business segment. She also served as Executive Assistant to the Group Chief Executive from October 2002 until March 2005 and as Chief Executive of BP Shipping from October 1999 until September 2002. Ms. Adamany serves as a director, member of the Environmental, Health, Safety and Social Responsibility Committee and Chair of the Audit Committee of Coeur Mining Inc., the largest U.S.-based primary silver producer and growing gold producer listed on the NYSE and the Toronto Stock Exchange.

Ms. Adamany also serves as a director and member of the Audit and Nomination Committees and is Chair of the Health, Safety, Security, Environment & Ethics Committee of AMEC Foster Wheeler, a consultancy, engineering, project management, operations & construction services, project delivery and specialized power equipment services company that serves the oil and gas, mining, clean energy, environment and infrastructure markets and is listed on the London Stock Exchange and the NYSE. Ms. Adamany previously served on the board of directors of National Grid plc, an electricity and gas generation, transmission and distribution company, from November 2006 until October 2012.

Ms. Adamany is a CPA and holds a B.Sc. in Business Administration with a major in accounting, magna cum laude, from John Carroll University.

Robert D. Beyer Director Director Since: 2013 Age: 55

Skills & Experience:

▪    Leadership & Management in Multiple Industries

▪    Corporate Governance Background

▪    Risk Oversight Experience

▪    Financial Services Expertise

▪    Manufacturing and Retail Experience

▪    Asset Management Industry

Mr. Beyer’s leadership experience, particularly in risk oversight of asset management and financial services business, is valuable to our financial services focus and, in particular, Jefferies’ investment banking platform. His additional experience serving on the boards of directors and committees of both public and private companies, including audit, compensation and corporate governance committees, qualifies him for service on our Board.

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Biography:

Mr. Beyer is Chairman of Chaparal Investments LLC, a private investment firm and holding company which he founded in 2009. From 2005 to 2009, Mr. Beyer served as Chief Executive Officer of The TCW Group, Inc., a global investment management firm. Mr. Beyer previously served as President and Chief Investment Officer from 2000 until 2005 of Trust Company of the West, the principal operating subsidiary of TCW.

Mr. Beyer is a director and member of the Audit Committee, the Executive Committee and Chair of the Enterprise Risk and Return Committee of The Allstate Corporation and serves as the Lead Director, a member of the Financial Policy Committee, and the Chair of the Corporate Governance Committee of The Kroger Company, both NYSE listed companies. Mr. Beyer is also on the Executive Committee of the Board of Visitors of The UCLA Anderson School of Management, the Board of Councilors of USC Dornsife School of Letters, Arts and Sciences, the Harvard-Westlake School Board of Trustees and a member of the Advisory Board of Milwaukee Brewers Baseball Club. Mr. Beyer was formerly a director of Société Générale Asset Management, S.A. and The TCW Group, Inc.

Mr. Beyer received an M.B.A. from the UCLA Anderson School of Management and a B.S. from the University of Southern California.

Francisco L. Borges Director Director Since: 2013 Age: 63

Skills & Experience:

▪    Financial Services Expertise

▪    Corporate Governance

▪    Leadership & Management in Multiple Industries

▪    Mergers & Acquisitions

▪    Asset Management

▪    Insurance

Mr. Borges’ managerial and investing experience in the financial services sector, particularly in the field of asset management, provides oversight to our merchant banking and financial services businesses. His focus on civic leadership and experience serving on the boards of directors and committees of both public and private companies, including a compensation committee as chair and an audit committee, qualify him for service on our Board.

Biography:

Mr. Borges is Chairman of Landmark Partners, an institutional alternative investment firm, specializing in private equity and real estate secondary market investments. Prior to joining Landmark, Mr. Borges served as managing director of Financial Guaranty Insurance Company. Mr. Borges was Treasurer of the State of Connecticut, served as Deputy Mayor of the City of Hartford and legal counsel for The Travelers Insurance Company. In addition, Mr. Borges serves on the Audit Committee and the Pricing Committee of the Board of Directors of Davis Selected Funds and is Chairman of the Board of Trustees for Connecticut Public Broadcasting Network. He is a Board member of the Knight Foundation, the University of Connecticut Medical/Dental School and Health Center Board of Directors and serves on the Millbrook School Board of Trustees.

Mr. Borges is a former member of the Board and Treasurer of the National Association for the Advancement of Colored People and Board of Hartford Foundation for Public Giving. Mr. Borges received a B.A. from Trinity College in Hartford, Connecticut, and a J.D. from the University of Connecticut - School of Law.

Mr. Borges is a director and member of the Executive, the Nominating and Governance and the Risk Oversight Committees and Chairman of the Compensation Committee of the Board of Directors of Assured Guaranty, Ltd., a NYSE-listed company.

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W. Patrick Campbell Director Director Since: 2013 Age: 69

Skills & Experience:

▪    Audit and Financial Expertise

▪    Leadership & Management in Multiple Industries

▪    Mergers & Acquisitions

▪    Corporate Strategy & Business Development

▪    Energy

▪    Telecommunications

Mr. Campbell’s tenure as a director and Chair of the Audit Committee of Jefferies provides us with continued oversight of our financial services businesses. His broad managerial experience in multiple industries, including energy and telecommunications, provides additional board oversight to our merchant banking effort. His experience serving on the boards of directors and committees of both public and private companies, including audit committees (serving as chair), qualifies him for service on our Board.

Biography:

Mr. Campbell has been a director of our subsidiary Jefferies since January 2000 and currently serves as the Chairman of the Audit Committee of Jefferies. Mr. Campbell was Chairman and Chief Executive Officer of Magex Limited from August 2000 to April 2002 and is currently an independent consultant in the media and telecom field. From 1994 until October 1999, Mr. Campbell was Executive Vice President of Corporate Strategy and Business Development at Ameritech Corp. where he was a member of the Management Committee and directed all corporate strategy and merger and acquisition activity. From 1989 to 1994, Mr. Campbell served as President and Chief Executive Officer of Columbia TriStar Home Video, a Sony Pictures Entertainment Company, and has previously been President of RCA/Columbia Pictures International Video. Mr. Campbell has also been a director of Black & Veatch since November 1999 where he currently serves on the Audit and Compensation Committees.

Mr. Campbell graduated from La Salle College with a B.A. in Political Science.

Brian P. Friedman Director & President Director Since: 2013 Age: 59

Skills & Experience:

▪    Investment Banking & Transactional Expertise

▪    Leadership & Management

▪    Operations

▪    Mergers & Acquisitions

▪    Strategy

As our President and a long-standing executive officer of Jefferies, Mr. Friedman brings managerial, transactional and investing experience in a broad range of businesses, including private equity. His additional extensive experience serving on the boards of directors of both public and private companies qualifies him for service on our Board.

Biography:

Mr. Friedman has served as a director and our President since March 1, 2013 and has been a director and executive officer of Jefferies since July 2005 and Chairman of the Executive Committee of Jefferies since 2002. Since 1997, Mr. Friedman has also served as President of Jefferies Capital Partners (formerly known as FS Private Investments), a private equity fund management company now controlled by Mr. Friedman in which Jefferies has an ownership interest. Mr. Friedman was previously employed by Furman Selz LLC and its successors, including serving as Head of Investment Banking and a member of its Management and Operating Committees. Prior to his seventeen years with Furman Selz and its successors, Mr. Friedman was an attorney with the New York City law firm of Wachtell, Lipton, Rosen & Katz.

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As a result of his management of various legacy private equity funds and the significant equity positions those funds hold in their portfolio companies, Mr. Friedman serves on several boards of directors of private portfolio companies, and since May 2012 has served on the board of directors of Fiesta Restaurant Group, Inc., a public company that owns and operates two restaurant chains. Mr. Friedman also serves on the boards of directors of various of our subsidiaries and investee companies, including HomeFed Corporation, a publicly-listed real estate development company in which we have an approximately 65% equity interest. Mr. Friedman served on the board of the general partner of K-Sea Transportation L.P. from 2004 through 2011, and served on the board of directors of Carrols Restaurant Group from June 2009 through May 2012.

Mr. Friedman received a J.D. from Columbia Law School and a B.S. in Economics and M.S. in Accounting from The Wharton School, University of Pennsylvania.

Richard B. Handler Director & CEO Director Since: 2013 Age: 53

Skills & Experience:

▪   Investment Banking and Sales & Trading Expertise

▪   Leadership & Management

▪   Operations

▪   Mergers & Acquisitions

▪   Strategy

As our CEO and long tenure as CEO of Jefferies, Mr. Handler has the requisite managerial and investing experience necessary to lead our merchant and investment banking businesses. His extensive experience leading the Jefferies’ Board and his years of managerial leadership qualify him for service on our Board.

Biography:

Mr. Handler, 53, has served as a director and as our Chief Executive Officer since March 1, 2013. Mr. Handler has been Chairman of Jefferies since February 2002 and Chief Executive Officer of Jefferies since January 2001. Mr. Handler has also served as Chief Executive Officer of Jefferies LLC, Jefferies’ principal operating subsidiary, since January 2001 and as President of Jefferies since May 2006. Mr. Handler was first elected to the board of directors of Jefferies in May 1998. He was Managing Director of High Yield Capital Markets at Jefferies from May 1993 until February 2000, after co-founding that group as an Executive Vice President in April 1990. He is also Chairman and Chief Executive Officer of the Handler Family Foundation, a non-profit foundation working primarily with underprivileged youth.

Mr. Handler received an M.B.A. from Stanford University in 1987. He received his B.A. in Economics from the University of Rochester in 1983 where he also serves on the Board of Trustees, is Chairman of the University’s Finance Committee, Chairman of the Strategic Planning Committee and Co-Chairman of its Capital Campaign.

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Robert E. Joyal Lead Director Director Since: 2013 Age: 70

Skills & Experience:

▪   Asset Management

▪   Financial Services Expertise

▪   Leadership & Management in Multiple Industries

▪   Corporate Governance

▪   Manufacturing

▪   Private Equity

▪   Alternative & Renewable Energy

Mr. Joyal’s eight years as a director of Jefferies and his managerial and investing experience in the insurance and investment management sectors brings oversight to our merchant and investment banking businesses. His additional experience serving on the boards of directors and committees of both public and private companies, including nominating and corporate governance committees (serving as chair), qualifies him for service on our Board.

Biography:

Mr. Joyal, 70, has served as a director since March 1, 2013 and is currently our Lead Director. Mr. Joyal was a director of Jefferies from January 2006 through April 2014. Previously, Mr. Joyal was the President of Babson Capital Management LLC, an investment management firm, a position that he held from 2001 until his retirement in June 2003. Mr. Joyal served as Managing Director of Babson from 2000 to 2001. He also served as Executive Director from 1997 to 1999 and Vice President and Managing Director from 1987 to 1997 of Massachusetts Mutual Life Insurance Company, a mutually-owned financial protection, accumulation and income management company. Mr. Joyal was a director of Scottish Reinsurance Group, Ltd. (2007 to 2011) and a director of Alabama Aircraft Industries, Inc. (2003 to 2010). Mr. Joyal is a director of various investment managers and funds that are affiliated with the Massachusetts Mutual Financial Group and sits on the investment committees of various private equity and mezzanine funds sponsored by First Israel Mezzanine Investors. Mr. Joyal has served as a director of Ormat Technologies since 2012 and currently serves on its Audit Committee.

Mr. Joyal received an M.B.A. from Western New England College, received a B.A. in Business Administration from St. Michael’s College and is a Chartered Financial Analyst.

Jeffery C. Keil Director Director Since: 2004 Age: 71

Skills & Experience:

▪   Financial Services Expertise

▪   Leadership & Management

▪   Asset Management

▪   International Operations

▪   Real Estate & Timber

Mr. Keil’s managerial experience in the domestic and international banking sector, as well as in real estate and investing, brings oversight to our merchant banking businesses, particularly our real estate and wood products operations. His additional experience serving on the boards of directors and committees of both public and private companies, including audit committees, qualifies him for service on our Board.

Biography:

Mr. Keil is a private investor who had been President and a director of Republic New York Corporation and Vice Chairman of Republic National Bank of New York from 1984 to 1996. Mr. Keil is currently a director of two privately held trust companies, the non-executive chairman of a privately held registered investment advisor and a director of a privately held wealth manager. Since January 2012, Mr. Keil has served on the Board of Directors of The St. Joe Company, the business of which is residential and commercial real estate, rural land sales and forestry, and currently serves on its Executive Committee and is Interim CEO.

Mr. Keil received an M.B.A. from Harvard Business School and a B.Sc. from The Wharton School, University of Pennsylvania.

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Michael T. O’Kane Director Director Since: 2013 Age: 69

Skills & Experience:

▪    Finance Expertise

▪    Risk Oversight

▪    Leadership & Management

▪    Asset Management

▪    Corporate Governance

Mr. O’Kane’s eight years as a director of Jefferies and his managerial and investing experience in the financial sector, particularly in the area of asset management brings oversight to our merchant and financial services businesses. His additional experience serving on the boards of directors and committees of both public and private companies qualifies him for service on our Board.

Biography:

Mr. O’Kane was a director of Jefferies from May 2006 through April 2014. From 1986 to 2004, Mr. O’Kane served in various capacities for TIAA-CREF, first as a Managing Director—Private Placements from 1986 to 1990, then as Managing Director—Structured Finance from 1990 to 1996 and finally as Senior Managing Director—Securities Division from 1986 to 2004, when he was responsible for approximately $120 billion of fixed income and $3.5 billion of private equity assets under management. Since August 2005, Mr. O’Kane has also served on the board of directors of Assured Guaranty, is currently serving on its Audit Committee, is Chair of its Finance Committee and was previously a member of its Risk Oversight Committee. In addition, Mr. O’Kane served on the Board of Trustees of Scholarship America, a non-profit company engaged in providing scholarships for young students to attend college, from 2001 to 2006. Mr. O’Kane was also the Chief Financial Officer of Motor Coils Manufacturing Company during 1984 and 1985.

Mr. O’Kane received an M.B.A. in Finance from Rutgers Graduate School of Business and an A.B. in Economics from Lafayette College.

Stuart H. Reese Director Director Since: 2013 Age: 59

Skills & Experience:

▪    Financial Services Expertise

▪    Leadership & Management

▪    Mergers & Acquisitions

▪    Real Estate

Mr. Reese’s managerial and investing experience in the insurance and investment management sectors brings oversight to our merchant banking and financial services businesses. His additional experience serving on the boards of directors of both public and private companies qualifies him for service on our Board.

Biography:

Mr. Reese has served as Chairman of MassMutual from 2007 through 2010 and as its CEO and President from 2005 through 2009. Prior to 2005, Mr. Reese served as Executive Vice President and Chief Investment Officer of MassMutual. Mr. Reese also held various leadership positions at several MassMutual subsidiaries, serving as Chairman and CEO of Babson Capital Management LLC, Chairman of Cornerstone Real Estate Advisers LLC and as a director of Oppenheimer Acquisition Corporation. Mr. Reese joined MassMutual in 1993, coming from Aetna Life and Casualty Company. Mr. Reese also previously served as director of the Federal Reserve Bank of Boston. Mr. Reese serves on the board of directors of the Lahey Clinic Foundation, a not-for-profit organization affiliated with Lahey Hospital & Medical Center.

Mr. Reese received an M.B.A. with high distinction at the Amos Tuck School of Business Administration at Dartmouth College, and a B.A. in Biology from Gettysburg College.

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Joseph S. Steinberg Director and Chairman Director Since: 1978 Age: 71

Skills & Experience:

▪    Financial Services Expertise

▪    Leadership & Management

▪    Operations

▪    Mergers & Acquisitions

▪    Strategy

As our Chairman and with thirty-six years of executive leadership experience, Mr. Steinberg has the requisite managerial and investing experience necessary to continue overseeing our businesses. His extensive experience with our portfolio companies and investments and service on the boards of directors and committees of both public and private companies qualify him for service on our Board.

Biography:

Mr. Steinberg has served as a director since December 1978, our Chairman since March 1, 2013 and was our President from January 1979 until March 1, 2013. Mr. Steinberg is Chairman of the board of directors of HomeFed and beneficially owns approximately 4.8% of HomeFed’s common stock. Mr. Steinberg serves on the board of directors of Crimson Wine Group, Ltd., our former winery operations, and has been a director of Jefferies since April 2008. Mr. Steinberg serves on the board of directors of HomeFed at our request to oversee our significant investment in HomeFed, as well as various other subsidiaries and investee companies, including Harbinger Group, Inc. as Chairman, Spectrum Brands Holdings, Inc. and Fidelity & Guaranty Life. Mr. Steinberg previously served as a director of Mueller Industries, Inc., Fortescue Metals Group Ltd, The FINOVA Group Inc. and White Mountains Insurance Group.

Mr. Steinberg received an M.B.A. from Harvard Business School and an A.B. in Government from New York University.

Michael J. Sharp
EVP and General Counsel

Biography:

Mr. Sharp, 59, is our Executive Vice President and General Counsel. Mr. Sharp is also Jefferies’ Executive Vice President, General Counsel and Secretary, positions he has held since November 2010. Prior to joining Jefferies in September 2010, Mr. Sharp had been a partner with the law firm of Wilmer Cutler Pickering Hale & Dorr LLP. Previously, Mr. Sharp was General Counsel of Citigroup’s Global Wealth Management, Global Consumer Bank, and Global Credit Card business units. Before his twelve years at Citigroup, Mr. Sharp was a litigation associate at Cravath, Swaine & Moore, which he joined in 1992. Mr. Sharp began his legal career as a judicial clerk on the United States Court of Appeals for the Eleventh Circuit. Before embarking on a legal career, Mr. Sharp traded U.S. Treasury Bonds from 1981 to 1988.

Mr. Sharp received a J.D. from the University of Georgia School of Law (where he was editor-in-chief of the Law Review), an M.B.A. from Cornell University, and a B.A. from Fordham University. Mr. Sharp continues to strongly support Georgia Law School, where he serves on the School’s Board of Visitors, and the Johnson School at Cornell, where he is the Annual Chairperson of the Dean’s Leadership Committee and the Annual Fund.

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Teresa S. Gendron VP and CFO (effective September 1, 2014)

Biography:

Ms. Gendron, 45, has been our Vice President and Chief Financial Officer since September 1, 2014. From 2011 until her employment with us, Ms. Gendron was the Vice President and Controller of Gannett Co., Inc., an NYSE-listed international media and marketing solutions company, and performed the duties of Chief Accounting Officer. Previously, Ms. Gendron held the position of Vice President and Controller at NII Holdings, Inc., a mobile communication services company, which she joined as its Finance Director in 1998. Ms. Gendron began her career in accounting at KPMG LLC in 1991 and is a certified public accountant.

Ms. Gendron received an M.B.A. from Georgetown University, a global executive master’s of business administration from ESADE Business School of Ramon Llull University in Barcelona, Spain, and a B.S. in Commerce with a concentration in Accounting from the University of Virginia.

Barbara L. Lowenthal VP and Comptroller

Biography:

Ms. Lowenthal, 60, is our Vice President and Comptroller. Ms. Lowenthal has served as our Vice President and Comptroller since April 1996.

Ms. Lowenthal received a B.S. in Economics with a major in Accounting from The Wharton School, University of Pennsylvania. She is also a licensed CPA.

Rocco J. Nittoli VP and Treasurer

Biography:

Mr. Nittoli, 56, is our Vice President, Treasurer and Chief Compliance Officer. Mr. Nittoli joined us in September 1997, and has served in a variety of capacities at our subsidiaries and as our Treasurer since May 2007 and as our Vice President since September 2007.

Mr. Nittoli received a M.S. in Taxation from Seton Hall University and a B.A. in Accounting from Rutgers University. He is also a licensed CPA.

Joseph A. Orlando Retired VP and CFO (effective September 1, 2014)

Biography:

Mr. Orlando, 59, was our Vice President and Chief Financial Officer until his retirement on Aug. 31, 2014. Mr. Orlando served as our Chief Financial Officer from April 1996 to August 2014 and as our Vice President from January 1994 to December 2014.

Mr. Orlando received a BSBA with a major in Accounting from Bucknell University. He is also a licensed CPA.

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Justin R. Wheeler Until January 12, 2015, VP and COO

Biography:

Mr. Wheeler, 43, was our Vice President and Chief Operating Officer until January 2015, when he was appointed Chief Executive Officer of Berkadia Commercial Mortgage, LLC, our joint venture with Berkshire Hathaway. Mr. Wheeler joined us in March 2000, has served in a variety of capacities at our subsidiaries and was our Vice President from October 2006 and our Chief Operating Officer from March 2012. Mr. Wheeler previously was a director of INTL FCStone Inc. and AmeriCredit Corp.

Mr. Wheeler received an M.B.A. from Brigham Young University and a B.A. in Finance and French from Utah State University.

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Ownership of Our Common Shares

Beneficial Owner(a)	Number of Shares and Nature of Beneficial Ownership(b)		Percent of Class(c)
The Vanguard Group	23,206,816	(d)	6.3%
Linda L. Adamany	4,707	(e)	*
Robert D. Beyer	45,207	(f)	*
Francisco L. Borges	14,707	(g)	*
W. Patrick Campbell	60,375	(h)	*
Brian P. Friedman	3,297,012	(i)	0.9%
Brian P. Friedman Family Foundation	112,000	(j)	*
Teresa S. Gendron	30,084	(k)	*
Richard B. Handler	9,285,632	(l)	2.5%
The Handler Family Foundation	984	(m)	*
Robert E. Joyal	22,048	(n)	*
Jeffrey C. Keil	24,773	(o)	*
Michael T. O’Kane	10,257	(p)	*
Joseph A. Orlando	204,144	(q)	*
Stuart H. Reese	9,207	(r)	*
Michael J. Sharp	8,532	(s)	*
Joseph S. Steinberg	24,994,793	(t)	6.8%
Joseph S. and Diane H. Steinberg 1992 Charitable Trust	430,000	(u)	*
Justin R. Wheeler	394,461	(v)	0.1%
All directors and executive officers as a group	37,993,234	(w)	10.1%

*	Less than 0.1%.
(a)	Except for Vanguard, the business address of each person is c/o Leucadia National Corporation, 520 Madison Avenue, New York, NY 10022. The list of owners consists of our directors, named executive officers and, to our knowledge, all 5% shareholders.
(b)	All share ownership, except for Vanguard, is reported as of March 1, 2015.
(c)	Based on 366,635,512 shares outstanding plus options, warrants and restricted stock units (RSUs) representing the right to acquire voting or dispositive power within 60 days held by the reporting person.
(d)	The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The information is based upon an amended Schedule 13G filed February 10, 2015. Of our shares, Vanguard has sole voting power over 539,176 shares, no shared voting power, sole dispositive power over 22,683,793 shares and shared dispositive power over 523,023 shares.
(e)	Includes 4,707 restricted shares with sole voting power and no dispositive power.
(f)	Includes 40,000 shares with sole voting and dispositive power; 4,707 restricted shares with sole voting and no dispositive power and 500 shares underlying a vested option with the right to acquire sole voting and dispositive power within 60 days and excludes 1,500 unvested options which do not represent a right to acquire voting or dispositive power within 60 days.
(g)	Includes 10,000 shares with sole voting and dispositive power and 4,707 restricted shares with sole voting power and no dispositive power.
(h)	Includes 3,364 shares with sole voting and dispositive power, 51,804 shares with shared voting and dispositive power, 4,707 restricted shares with sole voting and the right to acquire sole dispositive power within 60 days and 500 shares underlying a vested option with the right to acquire sole voting and dispositive power within 60 days and excludes 35,817 deferred shares and 1,500 unvested options which do not represent a right to acquire voting or dispositive power within 60 days.
(i)	Assuming Mr. Friedman’s continued employment with us through the expiration of all applicable vesting and deferral periods, he would beneficially own 5,247,213 shares (representing 1.4% of our outstanding shares). The table above includes 2,611,531 shares with sole voting and dispositive power, 48,600 shares held in a family trust with shared voting and dispositive power, 621,282 vested RSUs, which represent a right to acquire sole voting and dispositive power within 60 days and 15,599 shares held by the trustee under the Profit Sharing Plan (PSP) with
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sole voting and limited dispositive power and excludes 1,950,201 RSUs which do not represent a right to acquire voting or dispositive power within 60 days.
(j)	Mr. Friedman is the President of the foundation. Mr. Friedman disclaims beneficial ownership of the shares held by the foundation.
(k)	Includes 30,084 restricted shares with sole voting power and no dispositive power.
(l)	Assuming Mr. Handler’s continued employment with us through the expiration of all applicable vesting and deferral periods, Mr. Handler would beneficially own 11,235,833 shares (representing 3.0% of our outstanding shares). The table above includes 2,570,736 shares with sole voting and dispositive power, 6,167,214 vested RSUs which represent a right to acquire voting and dispositive power within 60 days, 449,337 shares held in a family trust with shared voting and dispositive power, 98,345 shares held by the trustee under the PSP with sole voting and limited dispositive power and excludes 1,950,201 RSUs which do not represent a right to acquire voting or dispositive power within 60 days.
(m)	Mr. Handler and his wife are the trustees of the charitable trust. Mr. Handler and his wife disclaim beneficial ownership of the shares held by the charitable trust.
(n)	Includes 16,841 shares with sole voting and dispositive power, 4,707 restricted shares with sole voting and the right to acquire sole dispositive power within 60 days and 500 shares underlying a vested option with the right to acquire sole voting and dispositive power within 60 days and excludes 27,835 deferred shares and 1,500 unvested options which do not represent a right to acquire voting or dispositive power within 60 days.
(o)	Includes 15,000 shares with sole voting and dispositive power, 4,707 restricted shares with sole voting and the right to acquire sole dispositive power within 60 days and 5,066 shares underlying vested options with the right to acquire sole voting and dispositive power within 60 days and excludes 3,024 unvested options which do not represent a right to acquire sole voting or dispositive power within 60 days.
(p)	Includes 5,050 shares with sole voting and dispositive power, 4,707 restricted shares with sole voting and the right to acquire sole dispositive power within 60 days and 500 shares underlying a vested option with the right to acquire sole voting and dispositive power within 60 days and excludes 28,395 deferred shares and 1,500 unvested options which do not represent a right to acquire voting or dispositive power within 60 days.
(q)	Includes 1,080 shares with sole voting and dispositive power and 203,064 vested options with the right to acquire sole voting and dispositive power within 60 days.
(r)	Includes 4,000 shares with sole voting and dispositive power, 4,707 restricted shares with sole voting and the right to acquire sole dispositive power within 60 days and 500 shares underlying a vested option with the right to acquire sole voting and dispositive power within 60 days and excludes 1,500 unvested options which do not represent a right to acquire voting or dispositive power within 60 days.
(s)	Includes 8,529 shares with sole voting and dispositive power and 3 shares held by the trustee under the PSP with sole voting and limited dispositive power.
(t)	Includes 22,994,793 shares held by Mr. Steinberg, corporations wholly owned by Mr. Steinberg, family trusts or corporations wholly owned by family trusts as to which Mr. Steinberg has sole voting and dispositive power and 2,000,000 shares underlying a warrant with the right to acquire sole voting and dispositive power within 60 days.
(u)	Mr. Steinberg and his wife are the trustees of the charitable trust. Mr. Steinberg and his wife disclaim beneficial ownership of the shares held by the charitable trust.
(v)	Includes 14,865 shares with sole voting and dispositive power, 75,000 restricted shares with sole voting and no dispositive power and 304,596 shares underlying a vested option with the right to acquire sole voting and dispositive power within 60 days.
(w)	Includes 15 current directors and executive officers and excludes Messrs. Orlando and Wheeler who are no longer executive officers and charitable trusts and foundations.
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Proposal 1 - Election of Directors

Shareholders are being asked to re-elect our eleven incumbent directors to serve until our next annual meeting. Leucadia directors are elected at each annual meeting of shareholders and hold office for one-year terms. Our Nominating and Corporate Governance Committee considers and chooses nominees for the Board with the primary goal of presenting a diverse slate of candidates that will serve the Board, its Committees, Leucadia, and Leucadia’s shareholders, taking into account the attributes of each candidate’s professional skillset and credentials, as well as gender, ethnicity, and personal background. In evaluating nominees, the Nominating and Corporate Governance Committee reviews each candidate’s background and assesses each candidate’s independence, skills, experience, and expertise based upon myriad factors. Directors should have the highest professional and personal ethics, integrity and character that conform to Leucadia’s standards. Directors should also have experience at the governance and policy-making level in their respective fields. The Nominating and Corporate Governance Committee will consider whether a candidate for director has a proven professional background that displays the ability to make important judgments as Board members. The Committee also determines whether a candidate’s skills and experience complement existing Board members’ skills.

As illustrated by their biographies, our directors, who have been instrumental during our transition following our transaction with Jefferies, were chosen because their backgrounds provide them with the experience and skill set that are geared toward helping Leucadia succeed. Our directors bring to Leucadia strong executive operating experience; deep and ongoing experience as directors of public companies; expertise in the financial services sector; broad experience – both as executives and directors – in such diverse sectors as oil and gas, mining, investment management, insurance, retail food, real estate, private equity, communications, media, and international banking, among others; and a meaningful commitment to community and public service. That wealth of knowledge and experience is ideally suited to Leucadia’s financial services and merchant banking platform.

Just two directors remain from before the 2013 Leucadia/Jefferies combination. Ms. Adamany recently joined our Board and Messrs. Beyer, Borges, Campbell, Friedman, Handler, Joyal, O’Kane and Reese began their directorships after our combination with Jefferies and are essential members as we complete our transformation and move forward. Messrs. Keil and Steinberg are critical legacy members of our Board with important historical knowledge and the requisite experience and leadership necessary for our future. The proxy holders named on the proxy card have advised that, unless contrary instructions are received, they intend to vote for the eleven nominees and, if one or more of the nominees becomes unavailable for election, for the substitute nominees as the Board of Directors may propose.

The Board of Directors recommends a vote FOR our nominees.

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Corporate Governance

Recent Corporate Governance Initiatives

Since our March 2013 transaction with Jefferies and the appointment of Richard Handler as CEO and Brian Friedman as President, we have made significant changes to the composition of our Board of Directors and its committees.

▪	We reconstituted our Board of Directors, increasing the number of seats from eight to eleven (eight of whom are independent, non-employee directors) and adding a total of nine new directors

▪	Our Compensation Committee is composed of three new independent directors, with Robert Beyer as the new Chairman

▪	Our Audit Committee is composed of six independent directors, five of whom joined the Board in 2013, with W. Patrick Campbell as the new Chairman

▪	Our Nominating and Corporate Governance Committee is composed of five independent directors, four of whom joined the Board in 2013, with Robert Joyal as the new Chairman

▪	Robert Joyal has been named as our Board’s Lead Director for each of 2014 and 2015

In addition to the structural changes to our Board of Directors and its committees, we have made a commitment to be responsive to shareholder concerns.

▪	Appointment of Lead Director: We created the position of Lead Director and amended our Corporate Governance Guidelines to delineate the Lead Director’s responsibilities

▪	Majority Voting: We amended our by-laws to require majority voting in connection with uncontested director elections to work in conjunction with our previously-adopted director resignation policy

▪	Claw-back Policy: We approved a policy allowing our Compensation Committee to claw-back performance-based and discretionary awards if an underlying performance metric considered by the Compensation Committee in approving an award is corrected, adjusted or deemed to be false

▪	Director Stock Ownership Guidelines: We amended our Corporate Governance Guidelines to require each director to accumulate an ownership position in our equity securities equal to three times the value of a director’s annual cash retainer

▪	Prohibition on Hedging: We imposed a prohibition on the hedging of our shares and other securities by our directors, executives and employees

▪	Independent Compensation Consultant: Our Compensation Committee retained Mercer (US) Inc. as its independent compensation consultant to review our historical compensation and related practices, examine relevant peer and industry practices, and advise the Compensation Committee on how best to structure our performance-based and other compensation programs going forward

Additional information about changes to our compensation policies and practices is contained in our Compensation Discussion and Analysis.

Director Independence

In accordance with our Corporate Governance Guidelines, a copy of which is available on our website, Leucadia.com, the Board of Directors undertook its annual review of director independence. During this review, the Board considered all transactions and relationships between us and each nominee for director or any member of such person’s immediate family. The purpose of this review is to determine whether any relationship or transaction is considered a “material relationship” that would be inconsistent with a determination that a director is independent. The Board has not adopted any “categorical standards” for assessing independence. However, as stated in the Corporate Governance Guidelines, the Board has determined that friendship among directors shall not be a basis for determining that a director is not independent for purposes of serving on the Board.

The Board affirmatively determined that, other than Messrs. Friedman, Handler and Steinberg, each of the other director nominees, including each committee member, is independent of us and our management. In making this determination, our Board reviewed the corporate governance rules of the NYSE, the principal exchange on which our shares are traded, and considered commercial, charitable, family and other relationships that directors or members of their immediate family have or have had with us. In addition, for our Audit Committee members, our Board also considered the requirements of Rule 10A-3 under the Exchange Act.

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In particular, our Board considered the following relationships: a family member of Mr. Keil is the head of an educational institution to which Mr. Steinberg has made charitable contributions, either directly or through charitable trusts, in amounts not exceeding $100,000; Mr. Keil is a trustee of several trusts (certain of which hold our shares) for the benefit of Mr. Steinberg’s children and other family members (for which Mr. Keil receives no remuneration); Mr. Beyer is an independent director of Allstate and Kroger, each of which has a commercial relationship with one of our subsidiaries; Mr. Reese previously served (prior to 2011) as President and Chief Executive Officer of MassMutual, a holder of our Series A Cumulative Convertible Preferred Stock and a commercial finance joint venture partner with Jefferies and Messrs. Joyal and Reese were associated with each other in connection with their prior employment with MassMutual.

The Board has determined that none of these relationships is a material relationship and therefore does not affect the Board’s determination of independence.

Majority Voting and Director Resignation Policy

On January 30, 2014, we amended our by-laws to require that each director in an uncontested election be elected by the vote of the majority of the votes cast with respect to such director. We previously adopted a director resignation policy, which is incorporated into our Corporate Governance Guidelines. Pursuant to this policy, in an uncontested election of directors, any incumbent director nominee who does not receive the affirmative vote of a majority of the votes cast is required to promptly tender his or her resignation to the Board of the Directors. A director nominee will have failed to receive the affirmative vote of a majority of votes cast if the number of “against” votes in respect of such director nominee’s election exceeds the number of votes “for” such director nominee’s election (excluding abstentions and broker non-votes). An election is considered “uncontested” if the number of director nominees does not exceed the number of directors to be elected.

The Board of Directors will decide, after considering the recommendation of the Nominating and Corporate Governance Committee, whether to accept or reject a tendered resignation. The nominee in question will not participate in the recommendation or decision-making process. The Board’s explanation of its decision will be publicly disclosed within 90 days from the date of publication of the election results. The Nominating and Corporate Governance Committee and the Board of Directors may consider any factor deemed appropriate in making this determination.

Lead Director Position and Duties

In March 2014 and in February 2015, the independent members of our Board appointed Mr. Joyal as our Lead Director. The following duties of the Lead Director are set forth in our Corporate Governance Guidelines:

▪	Presides at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent members of the Board, and has the authority to call meetings of the independent members of the Board

▪	Serves as liaison between the Chairman of the Board and the independent members of the Board, and provides the Chairman of the Board, the Chief Executive Officer and the President (Principal Executive Officers) with feedback from executive sessions of the independent members of the Board

▪	Reviews and approves the information to be provided to the Board

▪	Reviews and approves meeting agendas and coordinates with the Principal Executive Officers to develop such agendas

▪	Approves meeting schedules to assure there is sufficient time for discussion of all agenda items

▪	If requested by major shareholders, ensures that he or she is available for consultation and direct communication

▪	Interviews, along with the chair of the Nominating and Corporate Governance Committee, all Board candidates and makes recommendations to the Nominating and Corporate Governance Committee and the Board

▪	Provides input relating to the membership of various committees of the Board and the selection of the chairs of such committees

▪	Consults with the chairs of each Board committee and solicits their participation in performing the duties described above

▪	Performs such other functions and responsibilities as requested by the Board from time to time
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Other Governance Features & Practices

Anti-Hedging Policy

We recently amended our Insider Trading and Anti-Tipping Policy to expressly prohibit hedging transactions involving our securities and those of our subsidiaries by our directors, executive officers and all other employees. We believe that hedging against losses in our securities breaks the alignment between our shareholders and our executives that equity grants are intended to build. None of our executive officers have ever hedged our shares. Our anti-hedging policy also prohibits direct and indirect short selling, option transactions and derivative transactions involving our securities, other than benefit plan securities issued by us.

Risk Oversight

Our Board of Directors is responsible for the general oversight of risks that affect us. Our Board receives regular reports on our operations from our Chief Executive Officer, our President and our Chairman, as well as other members of management. Our Board reviews these reports and makes inquiries whenever appropriate. In exercising its oversight responsibilities, our Board considers potential investments that require expenditure above $150 million, a financial threshold approved by our Board, with general delegation to any two of Messrs. Handler, Friedman and Steinberg, acting together, of approval for matters below that threshold.

Our Board also fulfills its oversight role through the operations of its various committees, including our Audit Committee. Our Board receives periodic reports on each committee’s activities. The Audit Committee has responsibility for risk oversight in connection with its review of our financial reports filed with the SEC. The Audit Committee receives reports from our CFO and our independent auditors in connection with the review of our quarterly and annual financial statements regarding significant financial transactions, accounting and reporting matters, critical accounting estimates and management’s exercise of judgment in accounting matters. When reporting on such matters, our independent auditors also provide their assessment of management’s report and conclusions. Our Audit Committee receives reports from our Chief Compliance Officer in accordance with our Whistle Blower Policy. Our Audit Committee also oversees our Related Person Transaction Policy. Additionally, with respect to Jefferies, Jefferies’ risk management team continuously monitors its various business groups, the level of risk they are taking and the efficacy of potential risk mitigation strategies and presents such information to Jefferies’ senior management and our Board.

Additional Information about our Board and Committees

Board of Directors. During fiscal year 2014, all directors attended at least 75% of the meetings of the Board of Directors and Committees on which they served. We do not have a policy regarding director attendance at our shareholder meetings, but we encourage our directors to attend. At our 2014 shareholder meeting, ten of our eleven directors attended. Our Board has determined that our independent directors will meet regularly in executive session outside the presence of any member of management. No formal Board action may be taken at any executive session. Beginning in March 2014, our Lead Director presides over each executive session and has the authority to call such meetings. Our Board has standing Audit, Compensation and Nominating and Corporate Governance Committees, each of which has adopted a written charter that is available on our website at Leucadia.com.

Our Board believes our directors should also be shareholders. In February 2015, our Board amended our Corporate Governance Guidelines to require each director to accumulate an ownership position in our equity securities equal to three times the value of a director’s annual cash retainer.

Following the completion of our transaction with Jefferies, Mr. Handler became a director and our Chief Executive Officer, Mr. Friedman became a director and our President, and Mr. Steinberg became our Chairman of the Board. Mr. Handler is our principal executive officer and works together with Messrs. Friedman and Steinberg to provide our senior leadership. Messrs. Handler and Friedman operate as a closely paired team as they fulfill their director and executive officer responsibilities with us and Jefferies, where they serve as the top two executives and are fully involved in the day-to-day management and growth of Jefferies. Their partnership has been developed over fourteen years working together, and we believe this approach allows for development and execution of enhanced outcomes and allows the two executives to effectively extend their strong leadership across the wide variety of responsibilities. Our Board believes that we and our shareholders benefit from our leadership structure and Messrs. Handler and Friedman’s partnership and their multiple roles.

Audit Committee. Our Board determined that each member of the Audit Committee, including Mr. Campbell, the Chairman, is qualified as an audit committee financial expert within the meaning of regulations of the SEC, thereby satisfying the financial literacy expertise requirement of the listing standards of the NYSE.

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Compensation Committee. Among other responsibilities, our Compensation Committee considers whether our compensation policies and practices reward employees for imprudent risk taking and has determined that our compensation policies and practices, including those of Jefferies, are not reasonably likely to have a material adverse effect on us.

Compensation Committee Interlocks and Insider Participation. Our Compensation Committee members (Messrs. Beyer, Joyal and O’Kane) were never employed by us nor served as an officer for us. During 2014, none of our executive officers served on any board or compensation committee of another entity, one of whose executive officers was a member of our Board of Directors or a member of our Compensation Committee.

Nominating and Corporate Governance Committee. A key function of our Nominating and Corporate Governance Committee is to assist our Board by identifying qualified Board candidates and recommending candidates to our Board who will be instrumental to Leucadia’s growth and success. As noted earlier, the Committee takes into consideration such factors as it deems appropriate, which may include:

▪	Judgment, skill, diversity, experience with businesses and other organizations of comparable size

▪	The interplay of the candidate’s experience with the experience of other Board members

▪	Extent to which the candidate would be a desirable addition to our Board and its Committees

The Committee seeks members with diverse backgrounds, an understanding of our business and a reputation for integrity and has adopted a written policy with regard to the consideration of diversity in evaluating candidates. The Committee is committed to a policy of inclusiveness and takes reasonable steps to see that women and minority candidates are considered for the pool from which the Board nominees are chosen. Our policy and its implementation have received positive shareholder feedback. In addition to candidates proposed by management, the Committee may consider candidates proposed by shareholders, but is not required to do so. If the Committee considers any candidates proposed by shareholders, it would consider the same factors used in evaluating candidates proposed by management or the Board.

Engagement of Independent Compensation Consultant

In January 2014, our Compensation Committee retained Mercer (US) Inc. as an independent compensation consultant to assist the Compensation Committee with conducting a thorough review of our executive compensation practices, including a review of our historical compensation and related practices, an examination of relevant peer and industry practices and recommendations on how best to structure our performance-based and other compensation practices going forward.

Our Compensation Committee considered whether any conflicts of interest would arise due to its engagement of Mercer. The Committee recognized that, during 2013, we paid Mercer $40,000 for executive and director compensation consulting services and paid Mercer and its affiliates $772,000 for services rendered to us in their capacities other than relating to executive and director compensation. During 2014, we paid Mercer $123,500 for executive compensation consulting services and paid Mercer and its affiliates $500,500 for services rendered to us in their capacities other than relating to executive and director compensation. The decisions to use Mercer and its affiliates for these other services are made in the ordinary course of our business and are generally recommended by our business department heads with the approval of management. We view these engagements as unrelated to our Compensation Committee’s engagement of Mercer and we do not require the Compensation Committee or the Board to review each use of Mercer or its affiliates for such purposes. The Compensation Committee reviewed and analyzed Mercer’s services to and compensation from us prior to its engagement and all other factors deemed relevant and required by SEC rules and concluded that the proposed engagement of Mercer by our Compensation Committee for executive compensation work did not raise a conflict of interest and that Mercer is independent.

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2014 Director Compensation

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Linda L. Adamany	$115,000	$120,000	$235,000
Robert D. Beyer	$125,000	$120,000	$245,000
Francisco L. Borges	$115,000	$120,000	$235,000
W. Patrick Campbell	$355,000	$120,000	$475,000
Robert E. Joyal	$177,500	$120,000	$297,500
Jeffrey C. Keil	$115,000	$120,000	$235,000
Michael T. O’Kane	$165,000	$120,000	$285,000
Stuart H. Reese	$115,000	$120,000	$235,000

(1)	Directors who are also our employees do not receive director compensation from us.

(2)	Messrs. Joyal and O’Kane received $52,500 and $50,000, respectively, for service as a director of Jefferies during 2014. Messrs. Joyal and O’Kane retired from Jefferies Board in April 2014. Mr. Campbell currently serves both as a director of Jefferies and the Chair of its Audit Committee and a director of Jefferies International Limited and a member of its Audit Committee. Mr. Campbell’s total cash fees of $355,000 include $220,000 for his important roles on the Jefferies and Jefferies International Limited boards.

(3)	Grant date fair value of equity awards computed in accordance with GAAP. Each independent director received a single equity award with a market value of $120,000. Unvested securities subject to forfeiture are held by: Ms. Adamany and Messrs. Beyer, Borges and Reese (4,707 shares each), Messrs. Beyer, Campbell, Joyal, O’Kane and Reese (options to purchase 1,500 shares each) and Mr. Keil (options to purchase 3,024 shares).

Effective January 1, 2014, our Nominating and Corporate Governance Committee and Board approved the following for our non-employee directors:

•	Annual equity grant in the amount of $120,000

•	Annual retainer of $115,000

•	Additional annual retainers of $20,000 to the Chair of the Audit Committee and $10,000 to the Chairs of the Compensation Committee and the Nominating and Corporate Governance Committee

Equity Compensation Plan Information

The following table summarizes information regarding our shares under our equity compensation plans as of December 31, 2014.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding outstanding securities)
Equity compensation plans approved by security holders	18,345,581	(1)	$9.49	(2)	19,415,553	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	18,345,581		$9.49		19,415,553

(1)	Includes shares to be issued upon: settlement of 12,430,618 RSUs under the Leucadia National Corporation 2003 Incentive Compensation Plan; settlement of 274,929 RSUs under our Director’s Stock Compensation Plan; exercise of 1,640,034 options under our Option Plan and exercise of 4,000,000 warrants under our Warrant Plan.

(2)	The weighted average exercise price is calculated including RSUs and deferred shares which have an exercise price of zero. If the weighted average exercise price was calculated including only those awards that have a specified exercise price, the weighted average exercise price for plans approved by security holders would be $30.88.

(3)	Includes 18,975,565 shares under our Incentive Plan for general use and 439,988 shares under our Director’s Stock Compensation Plan. In March 2014, we terminated the authorization to issue options and rights under our Option Plan. No shares remain available for future issuances under our Option Plan or Warrant Plan.
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Compensation Discussion and Analysis

The Compensation Discussion and Analysis section describes the structure and guiding principles of our executive compensation program for our named executive officers.

Our current executives, who also served in 2014, are:

Richard B. Handler	Chief Executive Officer
Brian P. Friedman	President
Joseph S. Steinberg	Chairman of the Board
Michael J. Sharp	Executive Vice President and General Counsel
Teresa S. Gendron	Vice President and Chief Financial Officer

Teresa Gendron was appointed Vice President and Chief Financial Officer effective September 1, 2014, following the retirement of Joseph Orlando. On January 12, 2015, our Chief Operating Officer, Justin Wheeler, stepped down as one of our executives and was appointed Chief Executive Officer of Berkadia Commercial Mortgage LLC, our joint venture with Berkshire Hathaway. Our Summary Compensation Table includes information for both of them:

Justin R. Wheeler	Former Vice President and Chief Operating Officer
Joseph A. Orlando	Retired Chief Financial Officer

Executive Summary

Business Overview

Who We Are

Two years ago, Leucadia combined with Jefferies. The Jefferies-Leucadia combination resulted in a fundamental transformation of the company, which created a unique and powerful platform that joins investment banking with merchant banking. Jefferies is our largest portfolio holding and is expected to be a significant engine of company growth in the coming years, including as a source of opportunities in which Leucadia may invest.

Today, Leucadia is built around two primary groups of businesses: (1) our financial services investments and (2) our merchant banking investments, a portfolio that includes companies engaged in beef processing, auto retail, manufacturing, natural resources and oil and gas exploration and development. We acquire businesses and investments that we deem attractive, help improve their operational and financial performance, and occasionally exit investments if and when we can realize strong gains on our prior investments and believe we can earn superior returns elsewhere.

We distinguish ourselves by our ability to take a long-term view in a business environment that is increasingly characterized by impatience and short-term investment horizons. We are always looking for opportunities to create or acquire new businesses, securities and assets on attractive terms.

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Structure of Leucadia National Corporation

Key Fact & Figures As of December 31, 2014 Headquarters: New York Employees: 33,000 2014 Revenue: $12.3B Total Assets: $52.6B Total Equity: $10.3B Market Cap: $8.2B

The chart illustrates how we think about and manage Leucadia today (with some pro forma adjustments for material 2015 transactions and events).

Our New Executive Leadership Team

The March 2013 combination of Leucadia and Jefferies transformed our leadership, as Jefferies’ senior leadership team assumed the executive leadership roles at Leucadia, in addition to maintaining their direct Jefferies oversight. At this point, Leucadia’s Board and management teams have completely transitioned.

	Pre-Jefferies Executive Team	Executive Management Today
Chief Executive Officer	Ian Cumming	Richard Handler (and Jefferies CEO)
President	Joseph Steinberg	Brian Friedman (and Jefferies CEC)
Chief Financial Officer	Joseph Orlando	Teresa Gendron (New)
Executive Vice President	Thomas Mara	Michael Sharp (and Jefferies EVP)
Executive Chairman	—	Joseph Steinberg
Chief Operating Officer	Justin Wheeler	—

As part of the combination, Leucadia’s co-founders Ian Cumming and Joseph Steinberg stepped down from day-to-day operations. Mr. Cumming retired from all positions in March 2013, while Mr. Steinberg agreed to serve as Chairman of the Board. Mr. Handler and Mr. Friedman were appointed CEO and President of Leucadia, respectively. They also continue to serve as Jefferies’ CEO and Chairman of the Executive Committee (CEC), respectively. In those roles, Messrs. Handler and Friedman co-lead Leucadia and Jefferies.

Messrs. Handler and Friedman are two of Jefferies’ largest revenue producers, actively source and drive transactions at Leucadia, and are business leaders of both companies and mentors to management throughout Leucadia and Jefferies. They are both highly productive dealmakers who are directly responsible for many noteworthy business opportunities and transactions that were instrumental in generating significant returns. Several investments they conceived and led rescued valuable companies, preserved jobs, and contributed to some level of stability to the financial markets in which we operate. Noteworthy recent transactions led by Messrs. Handler and Friedman include:

▪	The Knight Capital Group (KCG) transaction, where Jefferies led an investor group to provide $400 million in capital to rescue KCG and keep it solvent after a significant trading error. The transaction generated an approximately 250% internal rate of return in less than 11 months for Jefferies upon KCG’s sale to Getco

▪	The initial and follow-on investments of $158.1 million and $317.5 million in Harbinger Group, respectively, which have been very profitable for Jefferies and Leucadia and helped Harbinger Group navigate its own management and Board changes

▪	Most recently, the FXCM transaction where Leucadia provided $300 million in capital to rescue currency brokerage FXCM and keep it solvent after the unanticipated actions of the Swiss National Bank caused a rapid devaluation of the Swiss franc, resulting in catastrophic losses at FXCM
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In addition to their leadership, execution and oversight roles at Jefferies, Messrs. Handler and Friedman are also directly responsible for originating and supporting high-profile client relationships that are critical to the success of Jefferies’ investment banking and capital markets activities.

At the Board level, just two of Leucadia’s directors remain from before the 2013 combination. Five of eleven directors, including Messrs. Handler and Friedman, are former directors of Jefferies, and four new independent directors were appointed since the combination.

The Compensation Committee is now composed of three new independent directors, and is chaired by Robert D. Beyer, who joined the Board in July 2013.

2014 Performance Overview

Leucadia’s overall performance in 2014, including the Jefferies business, was not as strong as we had hoped. Though the company made significant progress in the first three quarters of the year, we experienced a very challenging fourth quarter that impacted our aggregate annual results.

In the first nine months of the year, we expanded our portfolio in a meaningful way, with investments in Harbinger, asset management, gold and silver mining, and oil and gas exploration and production. Jefferies posted very strong results, including its best third quarter results ever, with investment banking net revenues of $465.2 million and $366.7 million in sales and trading net revenue for the quarter.

In the fourth quarter, however, OW Bunker, a Danish fuel-supplier to which Jefferies provided futures clearing and execution services, was a victim of fraud and abruptly filed for bankruptcy in November 2014, which resulted in a 100% bad debt provision on a $52 million receivable account Jefferies held from OW Bunker. Jefferies’ stand-alone financial statements also reflect a goodwill impairment charge of $52 million related to its Bache business, as a result of Jefferies’ decision to pursue strategic alternatives for Bache. The goodwill attributed to Jefferies’ Bache business came from the goodwill apportionment resulting from our combination with Jefferies. (The goodwill impairment charge will not impact Leucadia’s consolidated results until subsequent periods.)

Despite these results, we believe Jefferies’ prospects for 2015 are solid, and that Leucadia is better positioned for growth as we continue to successfully reposition our portfolio.

As a holding company, Leucadia ultimately generates shareholder returns from value creation through operating results and portfolio company transactions. With this in mind, we have focused on significantly transforming the Leucadia portfolio, while continuing the success at Jefferies. Leucadia is focused on the long-term view, acquiring compelling businesses, partnering strategically, and maintaining liquidity to take advantage of market opportunities. Key transactions since the acquisition that have been instrumental in positioning ourselves for future success include:

▪	Invested approximately $900 million to expand Leucadia Asset Management’s businesses, including $100 million in Topwater Partners and $400 million in Folger Hill

▪	Increased our stake in Harbinger Group to 23%
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▪	Provided $300 million in rescue financing to the currency brokerage FXCM Inc.

▪	Increased our stake in HomeFed Corporation to 65% through an exchange of certain real estate subsidiaries, investments and cash

▪	Formed and invested $239 million in Vitesse Energy with a 96% ownership of the business

▪	Formed and invested $184 million in Juneau Energy, representing 98% ownership

▪	Invested $71 million as part of a joint venture to operate the Golden Queen Mining Company

▪	Initiated strategic alternatives for Jefferies’ Bache commodities business in December 2014

In short, we continue to be hard at work seeking to deploy fresh capital in smart ways and creating enterprise value by building businesses with great managers, one asset at a time. Since the combination, we increased our ex-Jefferies operating businesses from 10 to 15, realized $2.5 billion in cash from asset sales, and invested an aggregate of almost $2.2 billion to new investments with unique value opportunities with a favorable risk-reward trade off. A summary of our transitioning operating profile can be found below.

Operating Profile in 2014 vs. 2012	December 31, 2014	December 31, 2012
Significant Operating Businesses (ex-Jefferies)	15	10
Average Book Value per Operating Business (ex-Jefferies)	$215 million	$267 million
Asset Management Foundation	Yes	No
Venture Capital Projects (Sangart, Lake Charles)	No	Yes
Non-Core Assets (Crimson, Real Estate)	No	Yes
Next Debt Maturity (ex-Jefferies)	2023(1)	2013
(1)	2015 maturity is pre-funded with 2013 capital raises.

Shareholder Outreach & Responsiveness to Say on Pay Results

Our shareholders’ views and opinions on our executive compensation practices are extremely important to us. As stewards of good corporate governance, our Compensation Committee evaluates the design of our executive compensation program in light of market conditions, shareholder views, and other governance considerations. We regularly engage with our shareholders through open dialogue and direct individual communication on topics related to the business, financial performance, corporate governance and compensation. Shareholder feedback is important, and the information we glean from these engagements is highly valued.

Last year, at the 2014 annual meeting, our say-on-pay proposal was approved by 62% of votes cast. Though support increased from the 54% of votes cast in favor of the proposal at our 2013 annual meeting, our Board was not satisfied by this level of improvement, and reaffirmed its commitment to design a compensation program that would be broadly acceptable to shareholders while aligning our executive compensation practices with the creation of sustainable long-term value.

In 2014, we made a concerted effort to engage constructively with shareholders. We reached out to forty-eight non-affiliated institutional shareholders (including twenty-four of our top twenty-five shareholders) that held approximately 45% of our outstanding shares and had discussions with twenty-two of them. We found our outreach to be enlightening and extremely informative.

Most of our shareholders expressed support for our guiding principles and commitment to ensuring executive pay is aligned with performance in order to foster the creation of sustainable long-term value. Many also approved of the changes we made to our compensation program since the combination. Some of our shareholders, however, had questions about the degree of our program’s alignment to performance, our benchmarking practices, and our level of disclosure, which we discuss in greater detail in the following section. From these meetings we also realized that we needed to improve our explanation of the Jefferies-Leucadia transaction, its transformational impact on Leucadia’s business, Board and management team, and Messrs. Handler and Friedman’s significantly expanded roles in the context of this transformation.

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Armed with our shareholders’ views, during 2014 we continued the process that we began in March 2013 to enhance our compensation program. Our Compensation Committee believes it has made meaningful strides in designing a program that addresses shareholder concerns and will use the information gathered from shareholder meetings as input for future changes, such as the implementation of a new CEO and President long-term incentive plan for 2016 after the 2013 – 2015 performance cycles are completed.

Compensation Program Changes in Response to Shareholder Feedback

Just over two years have passed since the Jefferies-Leucadia combination formed a newly reconstituted Board and management team. The transition has led to what our shareholders tell us are very positive changes to our compensation governance framework.

In the first year of our transition, we made significant changes to our compensation program.

2013-2014: Changes to our Executive Compensation Practices

Area of Feedback	Actions Taken
	▪	Added vesting conditions on cash performance bonuses for Messrs. Handler, Friedman and Sharp that extend 2 to 4 years after grant to encourage long-term service and loyalty
Improve Alignment
with Long-term Shareholder Value	▪	Did not enter into employment agreements or provide other guarantees of payment to ongoing members of the executive team. Limited guaranteed bonuses for 2014 and 2015 were provided to our newly hired CFO and a 2014 guaranteed bonus was provided to one other executive to induce his relocation. We have not guaranteed any bonuses for 2016 or beyond

▪

Removed evergreen provision from our equity plans and fixed the number of equity awards that can be made in order to provide shareholders with greater visibility into potential future equity dilution and cost

Equity Plan Features	▪	Prohibited recycling of previously granted awards

	▪	Added restrictions on transferability of, and payments of dividends on, performance-based equity awards

	▪	Prohibited repricing and cash buyouts of underwater options without shareholder approval
Compensation Risk Oversight
	▪	Retained Mercer as Leucadia’s new compensation consultant

	▪	Adopted a claw-back policy for performance-based awards

	▪	Prohibited hedging of company shares and other securities by directors, executives and employees

Since our 2014 shareholder vote, we have continued to work closely with Mercer to further enhance our compensation practices and implement changes that would be welcomed by our shareholders.

2014-2015: Continued Changes to our Compensation Program

▪	Robust Shareholder Engagement: Following our 2014 annual meeting, we continued to engage with our shareholders and build on our outreach efforts. So far in 2015, we have reached out to thirty-three non-affiliated institutional shareholders that hold approximately 46% of our outstanding shares. Our efforts are still ongoing and we hope to engage with the entire group by the time of our May 21 Annual Meeting of Shareholders. As was true in 2014, shareholder feedback is enlightening and extremely informative and significantly contributed to the ideas and changes we have implemented. We were pleased that our shareholders expressed support for the evolution of our executive compensation program and satisfaction with the changes that the Board was considering.

As of the date of this proxy, several key areas of focus emerged from our shareholder engagement:

▪	Performance-based Annual Bonuses: Many shareholders requested additional information about how annual bonuses are calculated and the performance that is required to earn a bonus. We have increased our disclosure regarding the annual bonus program and highlighted the strong, clear link between company performance and bonus payouts.
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▪	Compensation Committee Use of Negative Discretion: Several shareholders asked us to provide further details on the Compensation Committee’s use of negative discretion and its relationship with the structure of our performance awards. In response, we have provided additional disclosure this year relating to our use of negative discretion.

The Compensation Committee sets rigorous, objective performance goals for our annual incentive plan that it believes are effective as designed. In 2014, performance targets under the annual incentive plan were partially met, which resulted in a calculated bonus of $2.43 million for each of Messrs. Handler and Friedman; however, each executive recommended that they receive no cash bonus for fiscal year 2014.

In years in which employee and executive compensation decisions and allocations can be challenging at Jefferies, Messrs. Handler and Friedman strive to lead by example to reduce such challenges. In consideration of the performance delivered, the executives’ recommendation to forgo their annual formulaic award, and out of respect for their decisions to be aligned with shareholders and to set strong examples for Jefferies employees, the Compensation Committee exercised negative discretion and reduced Messrs. Handler and Friedman’s 2014 cash bonus to $0.

▪	Peer Groups: Several shareholders acknowledged that, though it is difficult to find a set of comparable peer companies for Leucadia, they nevertheless would like to see greater disclosure on the process the Compensation Committee used to consider which peers to include in its benchmarks. This year, we re-evaluated and refined our peer group to better reflect Leucadia’s market position, which we describe in greater detail on page 39.

▪	Additional Disclosure of Long-Term Equity Program Structure: Some shareholders requested that we provide additional disclosure on the performance metrics used in our long-term equity component – which we have done on page 37 – as well as greater detail on our strategy and its impact on the design of our compensation program, which can be found in the relevant sections of each component of our compensation program.

▪	No Multi-Year Guaranteed Bonuses: Our shareholders felt strongly that we should not have multi-year guaranteed bonuses for our executives, and they were pleased to hear that, with one legacy agreement rolling off this year, no such multi-year guarantees exist.

▪	Rate of Equity Award Grants (so-called Burn Rate): A question arose with respect to our burn rate, the total equity award shares granted over a period divided by common shares outstanding. During 2014, we issued a total of 1,067,947 shares under our existing equity plans, representing a burn rate of 0.29%, which the Compensation Committee believes is extremely modest for a company of our size and scope of operations. During our shareholder engagement, we were pleased to hear that our shareholders agreed.

▪	Strategy: Our shareholders expressed a strong interest in hearing about Leucadia’s strategy, which meshes completely with our view of being as transparent as possible with where we are going. We direct all our shareholders to review our annual shareholders letter that can be found on our website, Leucadia.com, and in our Annual Report.
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As noted in the following table, our 2014-2015 compensation actions reflect not only the incorporation of ongoing feedback from our year-long shareholder outreach but also the highly performance-driven nature of our executive compensation plan.

Area of Feedback	Actions Taken
Performance-based Annual Bonus and Use of Negative Discretion
	▪	Reduced 2015 Cash Bonus Opportunity: Reduced our CEO’s and President’s 2015 cash annual bonus opportunity to 50% of the prior level (target is now $3.0 million versus historical $6.0 million)

	▪	Increased 2015 Long-Term Equity Focus: Shifted the reduced cash bonus opportunity value into a performance-based equity vehicle that requires achievement of 2015 operating performance goals to be earned and is subject to a 3-year cliff vesting provision in order to provide greater alignment with shareholder outcomes and encourage sustainability of results

	▪	Rebalanced 2015 Bonus Performance Emphasis: Increased the weight assigned to Leucadia’s performance in our annual incentive plan from 25% to 50% for our annual bonus calculations beginning in 2015

	▪	Provided No 2014 CEO and President Bonus Payout: Exercised negative discretion for 2014 annual bonuses to our CEO and President, who each forfeited a cash bonus of $2.43 million due under our plan formula for 2014 results

	▪	No Guaranteed Bonuses (other than new hires): Discontinued granting of multi-year guaranteed bonuses other than for new hires; the only 2014 guaranteed payouts related to an initial employment agreement of our former COO Justin Wheeler in connection with his relocation from Salt Lake City to New York, and the employment contract of our newly hired CFO, Teresa Gendron

Peer Benchmarking	▪	Refined Peer Group: Reevaluated and adjusted peer group to more accurately reflect Leucadia’s market position, including the addition of peers that engage in activities comparable to our merchant banking business

Long-term Equity Incentives	▪	Direct Alignment of Pay and Performance for 2014 CEO and President Long-Term Equity Awards: 2014 long-term equity awards earned by Messrs. Handler and Friedman were reduced by 67,040 shares each because net earnings attributable to Jefferies Group LLC fell short of performance targets
Additional Disclosure
	▪	Enhanced Goal Disclosure: Disclosed explicit performance goals for the 2014 portion of the long-term equity awards for Messrs. Handler and Friedman

	▪	Increased Shareholder Engagement and Disclosure: Increased disclosure in the proxy statement of ongoing shareholder engagement efforts and their direct impact on Board discussions and decisions, and articulated the Leucadia and Jefferies business combination profile and senior executive leadership roles in response to shareholder requests
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Compensation Program Elements

Executives are provided compensation through a variety of elements, which the Compensation Committee has structured in a way that aligns incentives with metrics that directly impact long-term value creation. Our compensation objectives focus on rewarding personal productivity and fostering a results-oriented environment, without exposing the company to excessive risk.

The components of our 2014 compensation program are listed below.

2014 CEO and President Compensation Program

Base Salary	•	$1 million for each of our CEO and President, based on the competitive market rate

	•	Mr. Handler and Mr. Friedman have the same salaries due to compensation on and retention considerations, and the partnership nature of their roles

Performance-Based Annual Bonus	•	100% performance-based measured against key financial metrics at both Leucadia and Jefferies

	•	Awards include additional time-vesting requirements: one-third of the award will vest on each of the second, third, and fourth anniversaries of payment

Long-Term Incentive	•	100% performance-linked restricted stock units (RSUs) for 2013-2015 grant (legacy Jefferies)

	•	Subject to 3-year cliff vesting, deferred distribution and forfeiture potential based on GAAP-reported net income

	•	Will implement enhanced plan in 2016 that will directly align with long-term performance and be geared toward longer vesting and distribution periods

Benefits	•	Broad-based plans (medical, dental, life insurance, disability, savings, retirement, voluntary deferred compensation opportunities)

	•	Customary and reasonable executive perquisites

Key Features of Compensation Program

In addition to a robust program that ties executive compensation directly to objective financial metrics and goals, our compensation practices include a number of key features that are highlighted below:

√	Strong link between pay and performance
√	Substantial majority of executive compensation at-risk
√	No acceleration of vesting in the event of a change-in-control for restricted stock and RSUs held by executives
√	No tax gross-ups on change-in-control payments
√	Prohibit hedging of company stock
√	No repricing of stock options without expressed approval from stockholders
√	Robust claw-back policy
√	No tax gross-ups on perquisites
√	Reasonable executive perquisites
√	Independent compensation consultant
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Components of our Compensation Program

Alignment between Pay and Performance

Leucadia is strongly committed to ensuring executive pay aligns with performance results. Our culture of ownership closely aligns management and shareholder interests and fosters a program that pays for performance. If the company does not meet rigorous performance hurdles, the executives do not get paid under the performance plan. Now at Leucadia, and previously at Jefferies, if targets were not met, management did not receive performance-based compensation. In some instances, as evidenced in 2014, further negative discretion is also exercised.

In 2014, 95% of our CEO and President’s target compensation varied directly with the achievement of performance goals.

2014 Target Compensation At-Risk CEO and President

Executive Compensation Goals and Objectives

Our compensation policies are designed to provide competitive levels of compensation in order to attract and retain talented executives and leaders, encourage long-term service and loyalty, and align their interests with the creation of long-term value for our shareholders. Each element of our program is tailored to incentivize a specific area of pay that we believe will promote sustained economic value over time.

Base Salary	Reward current and past short-term performance and encourage continued service

Performance-based Annual Bonus
Motivate near-term productivity and profitability

Long-term Incentives (Equity-Based)	Align executive interests with long-term shareholder value

Benefits	Facilitate the productivity of our executives and maintain competitive compensation
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In our investment banking business, relationships and reputation are instrumental to the creation of long-term shareholder value. Jefferies relies heavily on the productivity of key dealmakers such as Messrs. Handler and Friedman to sustain our level of success. The market for top dealmakers is very competitive, and compensation packages are designed to retain, align, and incentivize top talent in this industry.

Messrs. Handler and Friedman’s bonus compensation structure reflects their significant direct contributions to our operating results, in particular through identifying strategic opportunities and generating revenues in addition to their executive duties as our CEO and President and as executive officers at Jefferies.

It is important to note that, although Messrs. Handler and Friedman accepted additional responsibility and assumed senior leadership positions of Leucadia, they received no increase in their compensation.

Base Salary

We pay our named executive officers a base salary in order to provide them a predictable level of income and to reward current and past short-term performance. The base salaries we have established reflect our understanding of the competitive market for these roles.

Executive	Role	2014 Base Salary	Commentary
Richard B. Handler	CEO	$1,000,000	▪ Former Jefferies salary, which did not increase upon assuming additional responsibilities at Leucadia ▪ Mr. Handler has not received a base salary increase since 2003
Brian P. Friedman	President	$1,000,000	▪ Former Jefferies salary, which did not increase upon assuming additional responsibilities at Leucadia
Joseph S. Steinberg	Chairman of the Board	$810,693	▪ Base salary was initially set in 1994 pursuant to his employment agreement, with annual cost of living adjustment only
Michael J. Sharp	EVP & General Counsel	$1,000,000	▪ Former Jefferies salary, which did not increase upon assuming additional responsibilities at Leucadia
Teresa S. Gendron	VP & CFO	$500,000	▪ Joined Sept. 1, 2014

Performance-based Annual Incentive Plan

Performance-based annual incentives are designed to encourage our executive officers to deliver strong annual results, to maximize short-term productivity and profitability and to reward our executive officers for their efforts during the year. Motivating our executive officers to deliver strong short-term results directly impacts our performance, and together with long-term focus and risk mitigation, is key to our success.

Annual performance-based incentives for almost all of our named executive officers are based upon pre-determined formulas and financial metrics, which have been chosen because the Compensation Committee believes each is a key driver of the creation of long-term shareholder value. A target level of achievement is set for each metric and executives are compensated based on achievement of each metric. If there are multiple metrics used to rate performance, it is possible to achieve or surpass intended performance on one metric while underperforming on another, resulting in a weighted average earned compensation amount.

Performance Results – Annual Incentive Plans

- CEO and President

For our CEO and President, our 2014 annual incentive bonus plan had a target incentive value of $6.0 million for each and included two components: 25% of the award was based on Leucadia’s adjusted financial results, while 75% was based on Jefferies’ adjusted financial results. This greater weighting on Jefferies’ results was established to align with the distribution of assets across the Leucadia business portfolio and provide appropriate emphasis on the direct operating results of the respective businesses. For purposes of calculating the formulaic outcome, the Compensation Committee adjusted Leucadia’s performance results to exclude the financial results of Jefferies and the unrealized gain

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on our Harbinger investment. Jefferies’ financial results were also adjusted to exclude the positive accounting impact of the Leucadia combination and the negative impact of Jefferies’ goodwill impairment caused by Jefferies’ decision to find strategic alternatives for its futures business. The Compensation Committee believed that the adjustments were warranted to better reflect Leucadia and Jefferies’ actual results notwithstanding positive GAAP-required adjustments. These adjustments reduced both Leucadia and Jefferies’ performance and, consequently, reduced the formulaic bonuses payable to the executives. The 2014 targets and actual performance metrics, as adjusted, are as follows:

Weight	Sub-	Metric	Target	Adjusted	% Payout of
	Weight			Results	Target
25%	100%	Pre-Tax Operating Profit of Leucadia’s Major Operating Subsidiaries and Associated Companies, excluding Jefferies and Certain Unrealized Gains	$134,771,000	$164,973,000	162%
75%	55%	Jefferies Earnings Before Income Tax	$392,763,000	$284,412,000	0%
	40%	Jefferies Pre-Tax Return on Tangible Equity	12.0%	8.02%	0%
	5%	Jefferies Pre-Tax Profit Margin	13.7%	9.87%	0%

In 2014, Jefferies’ adjusted performance was below target and did not meet the threshold for payment. Leucadia’s adjusted performance, however, was above target. Together, the plan resulted in a formulaic outcome of $2.43 million for each of Messrs. Handler and Freidman.

Although achievement of the Leucadia-related performance target would have entitled Messrs. Handler and Friedman to receive cash bonuses in the amount of $2.43 million each, Messrs. Handler and Friedman recommended to the Compensation Committee that they receive no cash bonus for fiscal year 2014. In consideration of the performance delivered, the executives’ recommendation to forgo their annual formulaic award, and, with a respect for their decisions to be aligned with shareholders and to set strong examples for Jefferies employees, the Compensation Committee exercised negative discretion and reduced Messrs. Handler and Friedman’s 2014 cash bonus to $0.

In direct response to shareholder feedback, for our 2015 incentive plan we removed the pre-tax profit margin metric from the Jefferies portion of the plan and increased the Jefferies pre-tax return on tangible equity to 45%. The Compensation Committee also increased the weight assigned to Leucadia’s broader business from 25% to 50%, while Jefferies’ weight was reduced from 75% to 50%. That change reflected the fact that our Compensation Committee agreed with our shareholders that an equal split was a better reflection on how they expected Messrs. Handler and Friedman to devote their resources.

- Chairman

Our annual incentive bonus plan for our Chairman, which was established in 2003 when he was President of Leucadia, and amended in 2005 and 2006, prior to our combination with Jefferies, contains one metric.

Weight	Metric	Formula	Payout
100%	Pre-Tax Earnings of Leucadia and its Consolidated Subsidiaries	1.35%	$4,936,000

Our Chairman’s bonus of $4,936,000 equaled 1.35% of Leucadia’s pre-tax earnings as required under his legacy bonus agreement, which expired in March 2015 relating to the annual bonus for the period ended December 31, 2014. This is the last contractual bonus payment Mr. Steinberg is set to receive under that agreement.

- General Counsel

Our General Counsel’s annual incentive bonus plan was similar to that of our CEO and President. As mentioned above, Jefferies’ adjusted performance was below target and Leucadia’s adjusted performance was above target. Together, the plan resulted in a formulaic outcome of $693,074 for Mr. Sharp. Based on the recommendation of Messrs. Handler and Friedman, the Compensation Committee awarded Mr. Sharp that performance-based bonus plus an additional $806,926 discretionary bonus. That combined $1.5 million bonus was $500,000 lower than Mr. Sharp’s annual bonus for 2013. The Compensation Committee agreed with Messrs. Handler and Friedman that the discretionary bonus was warranted to reward Mr. Sharp’s efforts during 2014 in connection with our transition following our combination with Jefferies as well as his dual roles as General Counsel and Executive Vice President for both Leucadia and Jefferies, and agreed as well that the 25% reduction from the prior’s year’s annual bonus reflected weaker overall business performance statistics.

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- All Named Executive Officers

Below are the year-end bonuses paid to our named executive officers for 2014. Ms. Gendron and Mr. Wheeler’s bonuses were paid pursuant to their respective employment agreements and Mr. Orlando’s bonus was a discretionary bonus awarded to reflect his contributions during 2014 as our CFO prior to his retirement.

Executive	2014 Bonus
Richard Handler	$0
Brian Friedman	$0
Joseph Steinberg	$4,936,000
Justin Wheeler	$1,500,000
Joseph Orlando	$500,000
Michael Sharp	$1,500,000
Teresa Gendron	$500,000

Long-term Incentive Program

Long-term equity incentive compensation provides strong incentives for superior long-term performance and a direct link for our executive officers to the interests of our shareholders, since the value of long-term equity incentive awards increase or decrease based upon the future price of our shares. Awards of long-term equity incentive compensation also encourage long-term ownership, which we believe is important to promoting a culture of entrepreneurship.

In September 2012, Jefferies’ Compensation Committee approved the 2013, 2014, and 2015 executive compensation program for Messrs. Handler and Friedman. In light of the fact that Messrs. Handler or Friedman did not have employment agreements with us and consistent with the three-year-grant program that had been in place for a number of years, as part of their 2013, 2014 and 2015 compensation program, our Compensation Committee ratified and approved the 2013-2015 executive compensation program for Messrs. Handler and Friedman that included $13 million of long-term performance-linked restricted stock units for each of 2013, 2014 and 2015 under the Incentive Plan (previously the Jefferies plan).

The 2013, 2014 and 2015 portions of the long-term equity incentive do not appear in the Summary Compensation Table for those years because the entire stock award was granted in 2012, prior to our combination with Jefferies. However, our Compensation Committee views the award as constituting $13 million of each executive’s direct compensation for each of 2013, 2014 and 2015.

The entire long-term equity incentive award granted in 2012 is subject to the satisfaction of certain performance criteria, with one-third of the award subject to performance for each of 2013, 2014 and 2015. If such performance criterion is not met for any of 2013, 2014 or 2015, a portion of the award, up to the entire award, in respect of the applicable year will be forfeited. The aggregate grant is also subject to service-based forfeiture which expires at the time Jefferies’ 2015 results are certified.

Performance Results – 2014 Portion of the Long-Term Incentive Plan

Metric	Target	Actual	% Payout of Target
Jefferies Stand-Alone Net Income	$175 million	$157 million	90%

In 2014, Jefferies’ stand-alone net income of $157 million was below the target performance hurdle of $175 million required to vest this year’s tranche of the 2013-2015 equity award. As such, the target award was reduced by 67,040 shares.

Benefits

We provide our named executive officers with medical, dental, life insurance, disability, savings, retirement, deferred compensation opportunities and other similar benefits available to employees generally that are not part of what we consider direct compensation. We intend these benefits to be competitive in order to help recruit and retain talented executives. These benefits are designed to facilitate the productivity of our executives, ensure the well-being of our executives, employees and their families, encourage long-term service to us and generally enable our compensation packages to remain competitive. Additionally, certain perquisites as disclosed in our Summary Compensation Table are available to executive officers that are not available to other employees.

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Severance

Under our severance policy, employees terminated by us other than for cause are generally entitled to one month’s pay for each year of service, up to a maximum of 24 months. Pay is defined as salary plus bonus (excluding one-time, tenure or holiday bonus). Messrs. Handler, Friedman and Sharp are only entitled to severance under Jefferies policy, which provides that terminated employees, other than employees terminated for cause, are generally entitled to one-half month’s salary for each year of service, up to a maximum of six months (a maximum of twelve months for employees with age plus years of service of at least sixty). More information is provided under Potential Payments upon Termination of Employment or Change in Control.

Retirement and Deferral Plans

We maintain a Savings and Retirement Plan that allows participants to make contributions, portions of which are matched by us. The plan also provides a contribution for eligible participants determined on the basis of age and service with potential contributions ranging from 2% of eligible compensation up to 16% of eligible compensation.

Our deferred compensation retirement plan allows employees with compensation in excess of $130,000 the opportunity to receive an employer contribution ranging from 2% of eligible compensation up to 16% of eligible compensation. The plan does not provide for employee contributions. We also have a deferred compensation plan that permits the deferral of compensation and provides a means for our employees to invest in our shares on a tax deferred basis. These plans are designed as non-qualified deferred compensation plans and are intended to meet the requirements of Section 409A.

Employees of Jefferies who began service prior to April 1, 1997, which includes Mr. Handler but none of the other named executive officers, are entitled to benefits under the Jefferies’ pension plan.

Executive Perquisites

Messrs. Handler, Friedman and Steinberg may use our business aircraft for non-business purposes, subject to an annual $350,000 limitation for each executive, above which reimbursement of the Company is required. Certain of our executive officers receive the use of cars paid for by us, drivers for personal and business use, parking expenses and/or certain other related benefits. These benefits are provided in order to enhance our executives’ productivity and as a benefit that allows Leucadia to be competitive in the talent market. These perquisites are reported as All Other Compensation in our Summary Compensation Table.

In the aggregate, we believe our other benefits including perquisites are in-line with or more moderate than general business practices for companies of comparable size and character.

Plan Design and the Compensation Process

Committee’s Process

Our executive compensation program is generally structured and administered by our Compensation Committee. The Compensation Committee, in consultation with Messrs. Handler, Friedman and Steinberg, determines the compensation of our other executive officers. The Compensation Committee considers the views of Messrs. Handler, Friedman and Steinberg, including their assessments of our executives’ individual performance, and the range of market inputs available, in setting their compensation.

The Compensation Committee meets in the first quarter of each year to determine the compensation levels for the upcoming year, including the target bonus and metrics, and to review prior year results versus plan objectives and determine whether to exercise any negative discretion in approving awards.

Role of the Compensation Consultant

Our Compensation Committee retained Mercer (US) Inc. as an independent compensation consultant to assist the Compensation Committee with conducting a thorough review of our executive compensation practices, including a review of our historical compensation and related practices, an examination of relevant peer and industry practices and recommendations on how best to address compensation matters going forward. Mercer was tasked with:

▪	Defining the appropriate market comparator group for our executives

▪	Defining a comprehensive compensation philosophy and pay strategy for our future

▪	Evaluating our executive officer compensation against the market, including 2014 incentive payouts

▪	Defining 2015 incentive program alignment and performance metrics
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The Compensation Committee also discussed with Mercer the producer roles of Messrs. Handler and Friedman and assessed comparable potential compensation as production and revenue-generating senior producers at Jefferies and other top investment banks and as CEO and comparable positions at publicly traded private-equity and hedge-fund firms. An analysis of the comparable compensation was used as a general frame of reference for considering the appropriateness of our compensation. We do not target a specific pay positioning level versus market for any of the range of market fence posts considered, but rather consider the contributions and roles played by the respective individuals and the variety of market references.

Benchmarking & Peer Groups

In January 2014, the Committee asked our compensation consultant to conduct an extensive review of executive compensation relative to a set of industry peers. Various guidelines were considered, including:

▪	For all of our executive officers, Mercer reviewed comparable roles at 235 general industry S&P 500 firms with revenues between $4.5 billion and $20 billion

▪	For Messrs. Handler and Friedman, Mercer also reviewed CEO roles at the following large U.S.-based investment banks and smaller investment banking/asset management firms: Goldman Sachs Group, Morgan Stanley, Evercore Partners, Greenhill & Co., Stifel Financial Corp. and Lazard

Later in 2014, in response to shareholder feedback and changing market conditions, we also revised and refined our peer group to better reflect Leucadia’s market position. The revised peer group:

▪	More accurately represents outside role alternatives for Leucadia’s top leaders

▪	Includes firms with significant merchant banking and asset management operations, which aligns with Leucadia’s business model of being a holding company manager that delivers value by enhancing portfolio company operations and maximizing values

▪	Continues to include several investment banks, as well as publicly traded private equity firms and holding companies

As a result, the peer group has changed substantially from the original group considered. Evercore and Greenhill & Co. were removed due to their size and business alignment, while nine new companies were added.

The following thirteen companies were used as compensation peers for our 2014 compensation program:

Peer Companies
Goldman Sachs Group, Inc.
Morgan Stanley
ONEX Corp.
Brookfield Asset Management
Loew’s Corp.
Blackrock Inc.
Blackstone Group LP
Carlyle Group LP
Lazard Ltd.
Stifel Financial Corp.
Fortress Investment Group LLC
KKR & Co. LP
American Capital Ltd.
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The Compensation Committee believes the peer group provided an appropriate benchmark given the size and scope of our firm. Leucadia was in the 62nd percentile of peers when measured on a revenue basis, 54th percentile when measured by assets, and 46th percentile when measured by market capitalization.

Other Considerations

Employment Agreements

We do not have any continuing employment agreements with our named executive officers other than Mr. Steinberg (which was in place for many years prior to our combination with Jefferies and expires June 2015) and Ms. Gendron (which expires at the end of 2015).

Steinberg: Our employment agreement with Mr. Steinberg was not changed upon the combination with Jefferies, and provides for Mr. Steinberg’s employment through June 30, 2015 at an adjusted annual salary of $810,693 (as of July 1, 2014) plus any approved discretionary compensation. No further bonus payments are contractually obligated to be paid as a result of this agreement. We agreed to carry at our expense term life insurance on his life in the amount of $1,000,000, payable to his chosen beneficiary. Additionally, the employment agreement entitles Mr. Steinberg to his personal use of our aircraft, provided that the incremental cost to us does not exceed $1,500,000 per year, which in 2013 Mr. Steinberg voluntarily agreed to reduce to $350,000.

Gendron: Ms. Gendron’s employment agreement with us covers the period through December 31, 2015 and provides for an annual salary of $500,000, a bonus of $500,000 for calendar year 2014 and a bonus of $750,000 for calendar year 2015. Ms. Gendron also received $600,000 as a restricted cash signing bonus, $750,000 worth of restricted stock and a relocation package.

Change-in-Control Agreements

We do not have any change-in-control agreements with any named executive officers except Mr. Steinberg. Mr. Steinberg is entitled to certain payments under the terms of the employment agreement upon a change in control. See Termination Payments upon Termination of Employment or Change in Control below.

Stock Ownership Guidelines

While we do not have formal stock ownership guidelines, our executives and employees own a large percentage of our shares. During their tenure as executives of Jefferies, Messrs. Handler and Friedman acquired large positions of Jefferies’ stock, which subsequently converted into our shares upon our combination with Jefferies. Including 1,950,201 restricted stock units held by each of Messrs. Handler and Friedman, which vest following our 2015 fiscal year, Messrs. Handler and Friedman beneficially own a combined 16,483,046 shares, representing approximately 4.4% of our outstanding shares. In addition, Mr. Steinberg beneficially owns 24,994,793 shares, representing 6.8% of our outstanding shares. As a group, our current executive officers and directors beneficially own 10.1% of our outstanding shares. This ownership encourages our executives and directors to act in our best long-term interests and those of our shareholders.

By utilizing long-term equity incentives as part of our compensation policy, we encourage long-term stock ownership that aligns our executives’ interests with our shareholders’ interests and minimizes short-term risk taking at the expense of long-term performance. We seek to enhance this alignment of interests through our use of performance-linked awards, and granting equity awards and cash bonuses with multi-year vesting requirements.

Claw-back Policy

We have adopted a policy allowing our Compensation Committee to claw-back performance-based and discretionary awards if the underlying performance metric, or a performance metric considered by the Compensation Committee in approving an award, is corrected, adjusted or deemed to be false.

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Anti-Hedging Policies

Directors, executive officers, and other employees are expressly prohibited from hedging transactions that involve our securities and those of our subsidiaries under our amended Insider Trading and Anti-Tipping Policy. None of our executives have ever hedged our shares. Our anti-hedging policy also prohibits direct and indirect short selling, option transactions of any kind, and derivative transactions that involve our securities. The policy does not apply to the exercise of options, warrants or other rights issued by us or any transaction approved in advance by the Compensation Committee.

Compensation Risk Management

Our Compensation Committee has considered whether our compensation policies and practices reward employees for imprudent risk taking and has determined that our compensation policies and practices, including those of Jefferies, are not reasonably likely to have a material adverse effect on us.

The Compensation Committee’s assessment is conducted annually. Management reviews with our Compensation Committee our compensation programs, focusing on incentive programs, risks and mitigation factors. Based on the totality of this information, the Compensation Committee determines whether any portion of such compensation encourages excessive risk taking and concludes whether or not our compensation programs are reasonably likely to have a material adverse effect on us.

In assessing risks, our Compensation Committee considers mitigating factors such as (i) the multiple elements of our compensation packages, including base salary and bonuses, either in the form of restricted cash or equity awards, both of which vest over a number of years; (ii) the structure of senior executives’ incentive program, which is based on a number of different performance measures to avoid placing undue emphasis on any particular performance metric; (iii) the ability to exercise negative discretion as a means to adjust compensation downward to reflect performance or other factors; (iv) oversight of our programs by our Board and Compensation Committee; (v) our claw-back policy and (vi) the lack of highly leveraged payout curves.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally disallows a public company’s tax deduction for the named executive officers in excess of $1 million in any tax year. Under Section 162(m), compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible even though the executive’s total direct compensation may exceed $1 million in a given year. To qualify as “performance-based compensation,” compensation generally must be based on achieving certain pre-established objective performance criteria or standards that precludes the exercise of discretion to increase the amount of compensation payable upon the attainment of the performance goal.

We believe that ordinarily it is in our best interest to retain maximum flexibility in our compensation programs to enable us to appropriately reward, retain and attract the executive talent necessary to our success. If our goals can be met with compensation that is deductible under Section 162(m), then generally we shall do so. However, our Board of Directors and Compensation Committee recognize that in appropriate circumstances compensation that is not deductible under Section 162(m) may be paid in the Compensation Committee’s discretion, weighing factors such as the benefit to us in giving compensation deserved by our executives and the loss of any potential tax deductions. Additionally, given our available net operating loss carryforwards, we believe that any loss of deductions as a result of such compensation may not be material.

The cost of all share-based payments to employees, including grants of restricted stock, restricted stock units, deferred shares, options and warrants is recognized in the financial statements based on their fair values. The cost is recognized as an expense over the service-based vesting period of the award.

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Compensation Committee Report

The function of the Compensation Committee is to advise senior management on the administration of our compensation programs and plans, review and approve corporate goals and objectives relevant to CEO compensation, review and approve corporate goals and objectives relevant to the compensation of our other executive officers, evaluate the performance of the executive officers in light of those goals and objectives, and set the executive officers’ compensation level based on this evaluation, and assist our principal executive officers in formulating compensation programs applicable to our senior management.

Our Compensation Committee has reviewed and discussed with our management the above Compensation Discussion and Analysis section of our 2015 Proxy Statement. Based upon the reviews and discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the 2015 Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors

Robert D. Beyer, Chairman

Robert E. Joyal

Michael T. O’Kane

-------------------

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Summary Compensation Table

								Change
								in Pension
								Value and
							Non-Equity	Non-Qualified
							Incentive	Deferred
Name and					Stock	Option	Plan	Compensation	All Other
Principal Position(1)	Year	Salary	Bonus		Awards(2)	Awards	Compensation	Earnings	Compensation(3)		Total
Richard B. Handler	2014	$1,000,000	—		—	—	—	—	$474,991	(4)	$1,474,991
Chief Executive Officer	2013	$1,000,000	—		—	—	$1,823,335	—	$303,668		$3,127,003
Brian P. Friedman	2014	$1,000,000	—		—	—	—	—	$500,410	(5)	$1,500,410
President	2013	$1,000,000	—		—	—	$1,523,335	—	$212,295		$2,735,630
Joseph S. Steinberg	2014	$810,693	$4,936,000		—	—	—	—	$352,245	(6)	$6,098,938
Chairman of the Board	2013	$823,532	$8,827,656		—	—	—	—	$377,424		$10,028,612
	2012	$783,222	$23,723,187		—	—	—	—	$908,711		$25,415,120
Teresa S. Gendron	2014	$166,667	$1,100,000	(7)	$750,000	—	—	—	$418,546	(8)	$2,435,213
Chief Financial Officer
Joseph A. Orlando	2014	$500,000	$500,000		—	—	—	—	$203,770	(9)	$1,203,770
Former Vice President and	2013	$512,820	$1,600,000		—	—	—	$30,732	$2,819,043		$4,962,595
Chief Financial Officer	2012	$346,000	$5,010,380		—	$594,813	—	—	$69,608		$6,020,801
Michael J. Sharp	2014	$1,000,000	$806,926		—	—	$693,074	—	$4,375	(10)	$2,504,375
Executive Vice President	2013	$1,000,000	$446,111		—	—	$1,553,889	—	$4,377		$3,004,377
and General Counsel
Justin R. Wheeler	2014	$500,000	$1,500,000		—	—	—	—	$177,942	(11)	$2,177,942
Former Vice President and	2013	$512,820	$1,600,000		$2,722,000	—	—	$27,938	$2,709,698		$7,572,456
Chief Operating Officer	2012	$314,000	$4,009,420		—	$594,813	—	—	$134,621		$5,052,854

(1)	Ms. Gendron became our Chief Financial Officer on September 1, 2014.

(2)	This column represents the grant date fair value of time-vested restricted shares granted under the Incentive Plan in accordance with GAAP.

(3)	Some of the items are taxable to the named executive officer. The amount of taxable income is determined pursuant to IRS rules which may differ from the amounts reflected.

The calculation of the disclosed incremental cost to us for personal use of our aircraft consists of the incremental costs incurred as a result of personal flight activity, including fuel expense, repairs and maintenance, flight crew meals and lodging. Incremental costs do not include depreciation, hanger rent, insurance, flight crew salaries and benefits and any other expense that would have been incurred regardless of whether there was any personal use of our aircraft.

(4)	Includes $322,699 in personal use of our aircraft, $147,917 related to a driver provided to facilitate transportation to and from meetings, between our offices and for personal use and contributions to the Profit Sharing Plan (PSP).

(5)	Includes $349,869 in personal use of our aircraft, $130,828 related to a company car and driver provided to facilitate transportation to and from meetings, between our offices and for personal use, $15,338 in options issued as director compensation from HomeFed Corporation and contributions to the PSP.

(6)	Includes $267,663 in personal use of our aircraft, $41,600 in contributions to our Deferred Compensation Plan, $12,178 in life insurance premiums, $27,338 in cash and options issued as director compensation from HomeFed Corporation and certain contributions to the Savings and Retirement Plan (SRP). Mr. Steinberg was also provided a company car and drivers to facilitate transportation to and from meetings, between our offices and for personal use for which he reimbursed us $27,122 representing the incremental cost for his personal use.

(7)	Includes a one-time signing bonus of $600,000.

(8)	Consists of $418,546 in relocation related moving expenses, including moving allowance, temporary housing, storage and closing costs incurred in connection with house sale. Taxable amounts of $198,664 were grossed-up to $408,217 and are included in the reported number.

(9)	Includes $31,200 in contributions to our Deferred Compensation Plan, $18,644 related to personal use of a company car, $146,993 in interest on his retention agreement and certain contributions to the SRP.

(10)	Consist of contributions to the PSP.

(11)	Includes $13,000 in contributions to the Deferred Compensation Plan, $24,966 related to personal use of a company car, $133,630 in interest on his retention agreement and certain contributions to the SRP.
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Grants of Plan-Based Awards in 2014

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards:	Grant Date Fair Value
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Number of Shares of Stock (#)(2)	of Stock and Option Awards ($)(3)
Richard B. Handler	2/27/2014	(1)	0	6,000,000	12,000,000	—	—
Brian P. Friedman	2/27/2014	(1)	0	6,000,000	12,000,000	—	—
Joseph S. Steinberg	—		—	—	—	—	—
Teresa S. Gendron	9/1/2014		—	—	—	30,084	750,000
Michael J. Sharp	2/27/2014	(1)	0	2,000,000	3,000,000	—	—
Justin R. Wheeler	—		—	—	—	—	—
Joseph A. Orlando	—		—	—	—	—	—

(1)	Grant date of non-equity incentive compensation awards made by the Jefferies’ Compensation Committee in 2012 and ratified and approved by our Board and Compensation Committee on March 1, 2013, the effective date of our transaction with Jefferies, and again on February 27, 2014.

(2)	Represents the number of restricted shares issued under our Incentive Plan. The restricted shares vest at a rate of 33.33% on each anniversary of the date of grant, subject to service-based forfeiture.

(3)	This column includes the fair value of restricted shares granted to Ms. Gendron. The fair value was determined in accordance with GAAP on the grant date, and is being recognized as an expense over the vesting period.

Outstanding Equity Awards at Fiscal Year-End 2014

This table provides information on the holdings of options, restricted stock, RSUs and warrants by our named executive officers at December 31, 2014.

			Option Awards					Stock Awards
											Equity
											Incentive
											Plan Awards:
										Equity	Market
										Incentive	Payout
										Plan Awards:	Value of
										Number of	Unearned
								Number of	Market	Unearned	Shares,
								Shares or	Value of	Shares, Units	Units
			Number of Securities					Units of	Units of	or Other	or Other
			Underlying Unexercised					Stock That	Stock or	Rights That	Rights That
			Options (#)		Option	Option		Have Not	Stock That	Have Not	Have Not
					Exercise	Expiration		Vested	Have Not	Vested	Vested
Name	Grant Date		Exercisable	Unexercisable	Price	Date		(#)	Vested ($)(6)	(#)	($)
Richard B. Handler	9/19/2012		—	—	—	—		—	—	2013 Related:	2013 Related:
										672,413	15,075,499
										2014 Related	2014 Related
										605,373	13,572,463
										2015 Related	2015 Related
										672,415	15,075,544
										1,950,201 (7)	43,723,506	(6)(7)
Joseph A. Orlando	12/13/2012	(1)	101,532	—	$ 22.87	3/31/2015	(10)	—	—	—	—
	12/6/2010	(2)	101,532	—	$ 27.13	3/31/2015	(10)	—	—	—	—
Brian P. Friedman	9/19/2012		—	—	—	—		—	—	2013 Related:	2013 Related:
										672,413	15,075,499
										2014 Related	2014 Related
										605,373	13,572,463
										2015 Related	2015 Related
										672,415	15,075,544
										1,950,201 (7)	43,723,506	(6)(7)
Joseph S. Steinberg	3/7/2011	(8)	1,600,000	400,000	$ 33.33	3/7/2016		—	—	—	—
Michael J. Sharp	—		—	—	—	—		—	—	—	—
Teresa S. Gendron	9/1/2014		—	—	—	—		30,084 (3)	674,483	—	—
Justin R. Wheeler	12/13/2012	(1)	20,306	81,226	$ 22.87	1/2/2019	(9)	—	—	—	—
	12/6/2010	(2)	60,919	40,613	$ 27.13	1/3/2017		—	—	—	—
	3/1/2010	(4)	81,225	20,307	$ 24.01	3/1/2016	(9)	—	—	—	—
	7/25/2013		—	—	—	—		75,000 (5)	1,681,500	—	—
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(1)	Vesting began on January 2, 2014 and become exercisable 20% a year beginning one year from the anniversary date.

(2)	Vesting began on January 3, 2012 and become exercisable 20% a year beginning one year from the anniversary date.

(3)	Vest at a rate of 33.33% beginning one year from the grant date.

(4)	Vest and become exercisable 20% a year beginning one year from the grant date.

(5)	Vest at a rate of 25% beginning one year from the grant date.

(6)	Based on $22.42 per share, the NYSE closing price on December 31, 2014.

(7)	Represents number of shares and value of three-year equity incentive award of restricted stock units as part of the compensation program for each of 2013, 2014 and 2015, which do not vest until December 23, 2015 (the day after the Board of Directors or Compensation Committee certifies financial performance of Jefferies for fiscal year 2015) and gives effect to the forfeiture of 67,040 shares described below. 100% of the award is subject to forfeiture and at December 31, 2014, 66.6% of the award remained subject to claw-back based on financial performance of Jefferies. On January 30, 2015, because net earnings attributable to Jefferies Group LLC fell short of performance targets, the Compensation Committee certified that 2014 long-term equity awards to Messrs. Handler and Friedman would be reduced by 67,040 shares each (forfeited value of $1,503,037 by each executive).

(8)	The warrants vest in five equal installments which commenced on May 16, 2011, the date of shareholder approval, and thereafter on March 7th of each subsequent year. The remaining warrants vested on March 7, 2015.

(9)	All unexercised options vested on January 31, 2015 and expire on May 1, 2015 following 90 days from the end of his employment.

(10)	All unexercised options vested on December 31, 2014 and expire on March 31, 2015 following 90 days from his retirement date.

Option Exercises and Stock Vested in Fiscal 2014

The table below reflects the options, warrants, restricted stock or RSUs which became non-forfeitable (vested) during fiscal 2014 for each of our named executive officers. Shares are valued on the day they vested.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise (#)	on Exercise ($)	Vesting (#)	on Vesting ($)
Richard B. Handler	—	—	—	—
Joseph A. Orlando	—	—	—	—
Brian P. Friedman	—	—	—	—
Joseph S. Steinberg	—	—	—	—
Justin R. Wheeler	—	—	25,000	$ 627,000
Michael J. Sharp	—	—	4,323	$ 113,949
Teresa S. Gendron	—	—	—	—

Pension Benefits in 2014

		Number	Present	Payments
		of Years	Value of	During
	Plan	Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Name	(#)	($)	($)
Jefferies Group
Richard B. Handler	Employees’ Pension Plan	16	219,739	0

To calculate the value above, we assumed that benefit commencement is at age sixty-five (our pension plan’s normal retirement age). We also assumed that 85% of his benefit is paid as a lump sum and the present value of this portion of his benefit was calculated using a lump sum interest rate of 5.50% and the 2015 post-retirement mortality assumption required under Revenue Ruling 2007-67 and that 15% of his benefit is assumed to be paid as a single life annuity and the present value of this portion of his benefit was calculated using the 4.30% discount rate and RP-2014. In addition, the figure provided is based on the discount rate of 4.3% (for more information refer to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014). We also assumed no pre-retirement decrements.

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Jefferies first adopted its pension plan in 1964 and stopped admitting new participants into the plan on April 1, 1997. Effective December 31, 2005, benefits under the plan were frozen. All persons who were Jefferies’ employees prior to April 1, 1997, who are citizens or residents of the United States, who are twenty-one years of age, and who have completed one year of service are covered by our pension plan. The plan is a defined benefit plan, and is funded through our ongoing contributions and through earnings on existing plan assets. The amount an employee will receive as a plan benefit depends on the person’s covered compensation during specific plan years. An employee retiring at age sixty-five will receive 1% of the employee’s covered compensation from January 1, 1987, until termination of employment plus 20% of the first $4,800 and 50% of amounts exceeding $4,800 of annual average covered compensation for 1985 and 1986. Benefits under the plan are payable for the remaining life of the participant, and are not subject to deduction for Social Security benefits or other offsets.

Since 2004, the amount of covered compensation has been capped at $210,000 per year. An employee who retires upon normal retirement at age sixty-five with at least four years of service will receive a full vested benefit. An employee who retires at age fifty-five with at least four years of service will receive the normal retirement benefit reduced by ½% for each month benefit payments commence before age sixty-five. Employees who terminate employment for reasons other than death or retirement will be entitled to the vested portion of their benefits at their normal or early retirement age. Benefits vest at the rate of 0% for the first year of service, 33% for each of the next two years of service, and 34% for the fourth year of service. The retirement benefits payable at age sixty-five for those employees with service prior to January 1, 1987, will be composed of two items: (1) a benefit for service up to December 31, 1986, in accordance with the original plan formula recognizing pay up to $100,000, and (2) a benefit for service commencing on January 1, 1987, equal to 1% of covered compensation through the date of termination.

Non-Qualified Deferred Compensation

The following table shows the benefits that the named executive officers are entitled to receive under our Non-Qualified Deferred Compensation Retirement Plan established January 1, 2009, our Incentive Plan established on March 1, 2013 and Mr. Handler’s self-directed deferred compensation account which was in place before he became CEO of Jefferies in 2001.

	Registrant	Aggregate			Aggregate
	Contributions in	Earnings (Losses)		Aggregate	Balance at
	Last Fiscal	in Last Fiscal		Withdrawals/	Last Fiscal
Name	Year ($)(1)	Year ($)(2)		Distributions ($)	Year End ($)(2)
Richard B. Handler	—	(49,447,411	)(3)	—	201,130,237 (4)
Joseph A. Orlando	31,200	23		—	229,988
Brian P. Friedman	—	(15,444,603	)(5)	1,310,937	59,155,686 (6)
Joseph S. Steinberg	41,600	14,301		—	319,297
Justin R. Wheeler	13,000	2,938		—	73,518
Michael J. Sharp	—	(77,506	)(7)	439,841	—
Teresa S. Gendron	—	—		—	—

(1)	All amounts are included in the Summary Compensation Table in All Other Compensation.

(2)	Earnings and losses are based upon the investment direction of the named executive officer, the change in value of RSUs and value of dividend equivalents credited as additional RSUs.

(3)	Includes $46,696,127 in decreased value of RSUs and dividend reinvestments on RSUs, $2,619,771 in decreased value of Mr. Handler’s self-directed deferred compensation account and $131,513 in decreased value of deferred compensation through our Incentive Plan.

(4)	Includes $183,438,759 attributable to RSUs originally awarded from 2001 through 2012 and dividend reinvestments on those RSUs. The value of RSUs represents the sum of compensation originally earned plus increased value. Includes $17,380,835 in deferred compensation and gains on investments in Mr. Handler’s self-directed deferred compensation account. Also includes $310,643 of deferred compensation through our Incentive Plan on terms that are the same as other Jefferies’ employees who participate. This amount reflects the result of deferring compensation earned while he was head of Jefferies’ high yield division, before Jefferies implemented its generally applicable deferred compensation plan and prior to his becoming an executive officer of Jefferies. The last deferral into Mr. Handler’s self-directed deferred compensation account was in 2000.

(5)	Includes $15,444,603 in decreased value of RSUs and dividend reinvestments on RSUs and $0 change in value of investments of deferred compensation through our Incentive Plan.

(6)	Includes $59,155,686 attributable to RSUs and $0 of deferred compensation through our Incentive Plan.

(7)	Reflects decreased value of RSUs and dividend reinvestments on RSUs through November 9, 2014 (the date of distribution).
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Potential Payments upon Termination of Employment or Change in Control

The following information describes and quantifies (where possible) certain compensation that would become payable under then-existing agreements and plans if the named executive officer’s employment had terminated on December 31, 2014 other than voluntary resignations or termination for cause.

Named Executive Officer Termination Payments

Severance Payments for Messrs. Handler, Friedman and Sharp

Messrs. Handler, Friedman and Sharp are subject to the same severance policy as all other Jefferies employees:

▪	One-half month’s salary of severance for each year of service, up to a maximum of six months’ pay

▪	If retirement eligible (age plus years of service is greater than 60), severance is capped at 12 months’ pay

Handler Deferred Compensation Plan

Amounts deferred under Mr. Handler’s individual deferred compensation plan are non-forfeitable, and the occurrence of a change in control or a termination in connection with a change in control would not cause a payment or enhancement in the value of his deferral account. Mr. Handler’s deferrals under this plan will be settled upon his termination of employment (subject to Section 409A of the Internal Revenue Code).

Steinberg Termination Payments

Our employment agreement with Mr. Steinberg terminates on June 30, 2015. Under this agreement, if there is a change in control and we terminate Mr. Steinberg or Mr. Steinberg terminates his employment within one year of certain occurrences, Mr. Steinberg would be entitled to a severance allowance of approximately $400,000, which is equal to his salary for the remainder of the employment agreement. We would also be obligated to make $45,000 in retirement contributions on his behalf and pay approximately $12,178 in premiums for life insurance payable to his beneficiaries.

Under our Shareholders Agreement with Mr. Steinberg, should the death of Mr. Steinberg have occurred on December 31, 2014, we would have been obligated to repurchase shares from his estate in an amount equal to the life insurance proceeds received by us upon his death, not to exceed $125,000,000. We currently carry a $123,500,000 policy for such purposes.

On December 31, 2014, under the 2011 Warrant Plan, the 400,000 unvested warrants for Mr. Steinberg would have vested upon his death. The warrants would have had no aggregate intrinsic value because the exercise price of the warrants exceeded the closing price of our shares at that date. The 2011 Warrant Plan does not provide for any other circumstances for acceleration of vesting upon termination of employment.

Under the terms of the Option Plan, the time within which to exercise vested options will be extended in accordance with the Option Plan, but not beyond the expiration date of the option, for a period of either three months or one year, depending on the triggering event; these triggering events do not result in any acceleration of any unvested options. Upon the occurrence of a change in control, all then-outstanding stock options that have not vested or become exercisable will immediately become exercisable.

Summary of Payments upon Termination or Change in Control

The table below shows the estimated value of payments to which a named executive officer would have been entitled if the executive’s employment had been terminated on December 31, 2014. For purposes of valuing these amounts, we made the following assumptions:

▪	Awards which immediately vest if the named executive officer is terminated following a change in control are valued at $22.42 per share, the closing price of our shares on December 31, 2014

▪	Equity awards that remain unvested and do not accelerate are not included in the totals below but will continue to vest according to their terms

▪	Amounts a named executive officer has deferred through our deferred compensation plans are non-forfeitable, so whether they continue to be deferred or are paid out following the change in control or termination of employment does not represent a payment or enhancement to benefits resulting from the change in control or termination of employment

▪	No payment to a named executive officer would need to be reduced to avoid adverse tax consequences under Code Sections 4999 and 280G. We have no obligation to any named executive officer to pay a “gross-up” to offset golden parachute excise taxes under Code Section 4999 or to reimburse the executive for related taxes

▪	Except as otherwise indicated all amounts reflected in the table would be paid on a lump sum basis
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	Involuntary
	Termination
	following a		Following a
	Change in		Change in	Involuntary		Retirement		Death or
Name	Control ($)		Control ($)	Termination ($)		($)(7)		Disability ($)
Richard B. Handler	1,000,000	(1)	—	1,000,000	(1)	—		45,226,543	(5)
Joseph A. Orlando	—		—	—		—		—
Brian P. Friedman	569,444	(1)	—	569,444	(1)	—		45,226,543	(5)
Joseph S. Steinberg	462,525	(3)	—	—		—		1,000,000	(6)
Justin R. Wheeler	2,741,044	(2)	— (4)	2,741,044	(2)	2,741,044	(2)	2,741,044	(2)
Michael J. Sharp	190,972	(1)	—	190,972	(1)	—		—
Teresa S. Gendron	—		—	—		—		750,000	(8)

(1)	Consists of severance policy payments of $1,000,000 for Mr. Handler (based on almost 25 years of service), $569,444 for Mr. Friedman (based on more than 13 years of service) and $190,972 for Mr. Sharp (based on 4.5 years of service), pursuant to Jefferies’ firm-wide severance policy.

(2)	Consists of the accrued payment, including interest, pursuant to the retention agreement.

(3)	Consists of amounts payable under Mr. Steinberg’s employment agreement discussed above.

(4)	Represents the value of unvested options that would have vested upon the occurrence of an Extraordinary Event under the Option Plan. The unvested options would have had no aggregate intrinsic value because the exercise price of the options exceeded the closing price of our shares at that date.

(5)	Represents the value of unvested long-term RSU grants. The aggregate grants are subject to three-year cliff vesting and vest automatically upon death or disability. At December 31, 2014, the aggregate value remains subject to forfeiture, including performance-linked conditions for each of Jefferies’ 2014 and 2015 fiscal years. Amounts do not reflect golden parachute payments or other enhancements to the executives.

(6)	Consists of insurance proceeds payable to Mr. Steinberg’s beneficiaries. Warrants to purchase 400,000 shares of our common stock would have also accelerated upon Mr. Steinberg’s death; however, no value was included above because the exercise price of the warrants exceeded the closing price of our shares on December 31, 2014.

(7)	Does not include certain pension benefits for Mr. Handler under the Jefferies Group Employees’ Pension Plan, as reflected in the Pension Benefits in 2014 table above.

(8)	Represents the value of unvested restricted stock that vest automatically upon death or disability.
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Proposal 2 - Approval of Executive Officer Compensation

We provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. The vote on this resolution is not intended to address any specific element of compensation; rather, the advisory vote relates to the overall compensation of our executive officers. Although required pursuant to section 14A of the Securities Exchange Act of 1934, we value this vote as important feedback from our shareholders. Our next compensation advisory vote will occur in 2016 as our practice is to present this vote to our shareholders annually.

We believe that there should be a strong link between executive compensation and our performance and the performance of our named executive officers. This proxy statement contains detailed description of 2014 compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement will contribute to our long-term success.

Accordingly, we ask our shareholders to vote on the following resolution:

RESOLVED, that the compensation paid to the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure is approved.

The Board of Directors recommends a vote FOR this proposal.

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Audit Committee Report

Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with generally accepted accounting principles and applicable laws and regulations. Our independent auditors, PricewaterhouseCoopers, are responsible for performing an independent audit of our financial statements and internal control over financial reporting in accordance with the standards of the United States Public Company Accounting Oversight Board (PCAOB) and expressing an opinion as to the conformity of our financial statements with generally accepted accounting principles and the effectiveness of our internal control over financial reporting. Our independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

In performing our oversight role, the Audit Committee reviewed and discussed our audited financial statements with each of management and our independent auditors and discussed with our independent auditors the matters required to be discussed by Auditing Standards No. 16, Communications with Audit Committees, as required by the PCAOB. The Audit Committee has received the written disclosures and letters from our independent auditors in accordance with the applicable requirements of the PCAOB regarding auditor independence and has discussed with the auditors the auditors’ independence. Based on the reports and discussions described in this Report, the Committee recommended to the Board that our audited financial statements for 2014 be included in our Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors

W. Patrick Campbell, Chairman

Linda L. Adamany

Francisco L. Borges

Jeffrey C. Keil

Michael T. O’Kane

Stuart H. Reese

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Independent Accountant Firm Fees

The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit work performed by our independent auditor, PricewaterhouseCoopers. Specifically, the Committee has pre-approved certain specific categories of work and an initially authorized annual amount for each category. For additional services or services in an amount above the initially authorized annual amount, additional authorization from the Audit Committee is required. The Audit Committee has delegated to the Audit Committee chair the ability to pre-approve both general pre-approvals (where no specific, case-by-case approval is necessary) and specific pre-approvals. Any pre-approval decisions made by the Committee chair under this delegated authority will be reported to the full Audit Committee. All requests for services to be provided by PricewaterhouseCoopers that do not require specific approval by the Audit Committee must be submitted to our Chief Financial Officer who determines that such services are in fact within the scope of those services that have been pre-approved by the Audit Committee. The Chief Financial Officer reports to the Audit Committee periodically.

The following table sets forth the aggregate fees incurred by us for the following periods relating to our independent accounting firm, PricewaterhouseCoopers:

	Fiscal Year Ended
	December 31,
	2014		2013
Audit Fees	$8,646,725		$8,178,000
Audit Related Fees	220,000		456,700
Tax Fees	747,910		1,214,300
All Other Fees	55,600		15,000
	$9,670,235	(1)	$9,864,000	(1)

(1)	Fees for 2014 and 2013 include fees incurred by Jefferies aggregating $7,446,675 and $6,350,000, respectively. Excluded from 2014 amounts are audit, audit related and tax fees totaling approximately $235,000 paid to PricewaterhouseCoopers by private equity funds, commingled trust funds, and special purpose vehicles that are managed or advised by subsidiaries of Leucadia but are not consolidated with the Company. In the table above, in accordance with the SEC’s definitions and rules, Audit Fees are fees paid to PricewaterhouseCoopers for professional services for the audit of our consolidated financial statements included in our Form 10-K and review of financial statements included in our Form 10-Qs, and for services that are normally provided by the accountants in connection with regulatory filings or engagements. Audit Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. Tax Fees are fees for tax compliance, tax advice and tax planning. All Other Fees are fees for services not included in the first three categories. All services were approved by the Audit Committee.

We have been advised that representatives of PricewaterhouseCoopers, our independent auditors for 2014, will attend the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

Proposal 3 - Ratification of PricewaterhouseCoopers as our Independent Auditors

The Audit Committee selected PricewaterhouseCoopers as our independent auditor for 2015, and we are requesting our shareholders to ratify this selection. This proposal is being submitted to shareholders because we believe that this action follows sound corporate practice and is in the best interests of the shareholders. If the shareholders do not ratify the selection, such a vote will not be binding, but the Audit Committee will reconsider the selection of independent auditors. If the shareholders ratify the selection, the Audit Committee, in its discretion, may still direct the appointment of new independent auditors at any time during the year if they believe that this change would be in our and our shareholders’ best interests.

The Board of Directors recommends a vote FOR this proposal.

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45

Other Corporate Information

Related Person Policy and Transactions

The Board has adopted a written policy for the review, approval and ratification of transactions that involve related persons and potential conflicts of interest. Our Related Person Transaction Policy applies to the following Related Persons: each of our directors and executive officers, any security holder who is known to own more than five percent of our shares, any immediate family member of any of the foregoing persons, any entity of which one of our directors is a director or officer (other than when serving at our request), and any entity of which one of our directors has a substantial financial interest (other than through us).

Under our Related Person Transaction Policy, a covered transaction includes a transaction or arrangement involving a Related Person in which we are a participant or that would require disclosure in our filings with the SEC as a transaction with a Related Person.

Under our Related Person Transaction Policy, Related Persons must disclose to the Audit Committee any potential covered transaction and must disclose all material facts with respect to such interest. All covered transactions will be reviewed by the Audit Committee and, in its discretion, approved or ratified. In determining whether to approve or ratify such a transaction, the Audit Committee will consider the relevant facts and circumstances which may include factors such as the relationship of the Related Person with us, the materiality or significance of the transaction to us and the Related Person, the business purpose and reasonableness of the transaction, whether the transaction is comparable to a transaction that could be available to us on an arms-length basis, and the impact of the transaction on our business and operation.

We are a party to a Services Agreement with Mr. Steinberg, dated as of January 1, 2004, pursuant to which we have agreed to provide certain services for Mr. Steinberg and/or his affiliated entities, if such services are requested. Such services include accounting and cash management services, tax services and transportation services. Mr. Steinberg paid us $38,000 for services rendered by us in 2014 under this agreement. Beginning in 2015, we have agreed to only provide Mr. Steinberg and/or his affiliated entities with transportation services, if such services are requested.

Mr. Steinberg’s brother, Morton M. Steinberg, is a senior counsel in the law firm DLA Piper LLP (US). Morton Steinberg does not have an ownership interest in DLA Piper. During 2014, we paid approximately $762,450 to DLA Piper for legal services rendered to us. This amount represents less than .03% of all fees received by DLA Piper in 2014.

We carry term life insurance on Mr. Steinberg in the amount of $1,000,000 payable to his designated beneficiaries. We paid $12,178 for such policy in 2014.

During March and September 2014, in two separate closings, we sold to HomeFed Corporation substantially all of our real estate properties and operations, our interest in Brooklyn Renaissance Plaza and cash of about $14.0 million in exchange for 7.5 million newly issued shares of HomeFed common stock. These transactions more than doubled the total assets of HomeFed. The transactions increased our ownership in HomeFed from 31.4% to 65%; however, we agreed to limit our voting rights such that we are not able to vote more than 45% of HomeFed’s total voting securities voting on any matter. We also entered into a registration rights agreement and stockholders agreement with HomeFed that limits our ability to increase or dispose of our interests. Our Chairman is Chairman of the Board of HomeFed and our President is also a director. Our Chairman owns approximately 4.8% of HomeFed primarily resulting from a 1998 distribution to all of our shareholders. At December 31, 2014, our investment in HomeFed had a net book value of $236.6 million and we report HomeFed as an equity investment in our financial statements.

Jefferies has invested in three private equity funds managed by companies controlled by Mr. Friedman, and has acquired interests in the profit participation earned by two management companies that manage these three funds. These two management companies (Fund Managers) serve as the managers of the three private equity funds (Private Equity Funds) and have varying profit participations and other interests in those funds. Mr. Friedman founded the business of the Fund Managers before he became associated with Jefferies; and, the Board of Jefferies approved these arrangements years prior to consummation of our transaction with Jefferies.

As of December 31, 2014, Jefferies had committed an aggregate of approximately $146.8 million to the Private Equity Funds and had funded approximately $120.9 million of these commitments and committed an aggregate of $9.8 million to a Fund Manager and had funded approximately $5.8 million of this commitment. As a result of those investments, commitments and profit participations, Jefferies received distributions from the Private Equity Funds and the Fund Managers in fiscal year 2014 of approximately $0.3 million and $0.7 million, respectively. Included in the $1.24 billion

46

in total equity committed to funds over which Mr. Friedman has control are individual investments of certain of our named executive officers. As a result of their individual commitments, as of December 31, 2014, Mr. Handler and one of our directors had an aggregate interest in the total committed capital in such funds of 0.1% and Mr. Friedman had an aggregate interest of 4.3%. In addition, Mr. Friedman has a substantial economic interest in the Fund Managers and, directly and indirectly, in the carried interest paid by the Private Equity Funds.

Through Jefferies’ subsidiaries, Jefferies has performed investment banking and other services for companies in which the Private Equity Funds have invested. In some cases, the Private Equity Funds control those companies in which they have invested. In fiscal 2013, Jefferies received no fee income for investment banking and other services performed for companies in which the Private Equity Funds and other funds overseen by Mr. Friedman have investments. During fiscal 2014, $346,311 was paid to Jefferies Finance, an entity in which Jefferies has a 50% ownership interest and shares control with an independent third party, with respect to loans to companies in which the Private Equity Funds and other funds overseen by Mr. Friedman have investments. As of December 31, 2014, Jefferies Finance did not hold any loans related to the Private Equity Funds.

We employ certain former employees of the Fund Managers who continue to partially work for the Fund Managers under an arrangement Jefferies originally entered into with Mr. Friedman and a Fund Manager in 2005 and a related agreement we entered into during 2014. In 2014, the Fund Manager paid us approximately $3.7 million for the direct and indirect costs attributed to employees’ work performed for the Fund Managers.

We have employed Thomas E. Tarrant, the brother-in-law of our Chief Executive Officer, as our Head of Marketing since 1997, three years before Mr. Handler was appointed CEO of Jefferies. For his services during 2014, Mr. Tarrant was paid $287,000.

The foregoing arrangements have been approved by our Board and applicable Committees in accordance with our related person transaction policy.

Indemnification

Pursuant to contracts of insurance dated October 1, 2014, we maintain a combined $140,000,000 indemnification insurance policy covering all of our directors and officers. The annual premium for the insurance is $2,934,971. Contracted insurance include, Illinois National Insurance Company, 175 Water Street, New York, New York 10038, U.S. Specialty Insurance Company, 111 Town Square Place, Suite 1405 Jersey City, New Jersey 07310, XL Specialty Insurance Co., 100 Constitution Plaza, 17th Floor, Hartford, Connecticut 06103, Hartford Accident & Indemnity Company, 2 Park Avenue, 5th Floor, New York, New York 10016, Continental Casualty Company, 40 Wall Street, 8th Floor, New York, New York 10005, National Liability & Fire, 77 Water Street, 7th Floor, New York, New York 10005, Ironshore Indemnity, Inc., One State Street Plaza, 8th Floor, New York, New York 10004, Endurance American Insurance Co., 767 Third Avenue, 33rd Floor, New York, New York 10017, RSUI Indemnity Company, 945 E. Paces Ferry Rd. Suite 1800, Atlanta, Georgia 30326 and Alterra America Insurance Co., 9020 Stony Point Parkway, Suite 325, Richmond, Virginia 23235.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. To our knowledge all such persons filed the required reports on a timely basis during 2014.

Forward Looking Statements

This document contains “forward looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward looking statements include statements about our future. Forward looking statements may contain expectations regarding revenues, earnings, operations and other results, and may include statements of future performance, plans and objectives. Forward looking statements also include statements pertaining to our strategies for future development of our businesses and products. Forward looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward looking statements. Information regarding important factors that could cause actual results to differ from those in our forward looking statements is contained in our Annual Report and other documents we file with the SEC. Any forward looking statement speaks only as of the date on which that statement is made. We will not update any forward looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as required by applicable law.

47

Important Information for Our Shareholders

Requests for our Annual Report and Governance Documents

You may request a written copy of the following documents without charge by writing to our Corporate Secretary, Laura E. Ulbrandt, at 520 Madison Avenue, New York, New York 10022, or go to Leucadia.com for an electronic copy.

▪	2014 Annual Report on Form 10-K, including the financial statements and the financial statement schedules as well as any requested exhibits

▪	Audit, Compensation and Nominating and Corporate Governance Committee Charters

▪	Corporate Governance Guidelines

▪	Code of Business Practice

▪	Corporate Social Responsibility Principles

Communicating with our Board

Shareholders and other parties interested in communicating directly with our Board, specific members of our Board, including our Lead Director, or non-management directors as a group may do so by writing to such intended recipients, c/o Corporate Secretary, Leucadia National Corporation, 520 Madison Avenue, New York, New York 10022. The Corporate Secretary will review all correspondence and regularly forward to the recipients a summary of all such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that the Corporate Secretary otherwise determines requires attention. All directors may at any time review a log of all such correspondence and request copies. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee.

Attending our Annual Meeting

Holders of our shares at the close of business on March 23, 2015, the record date, or their representatives are permitted to attend our Annual Meeting. At the close of business on the record date there were 366,724,488 shares outstanding and entitled to vote, each of which entitles the holder to one vote on each proposal. Please bring your ID and proof of your share ownership. For safety and security purposes, no cameras, recording devices, amplification devices, large packages or signs will be permitted to be brought into the meeting.

Broker Non-Votes

A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to the ratification of the appointment of independent registered public accounting firm but does not vote on non-discretionary matters because you did not provide voting instructions on these matters.

Abstentions and broker non-votes, if any, will not be counted as votes cast and therefore will have no effect for the purpose of determining whether any of the foregoing proposals have been approved.

Voting

Whether you hold shares directly as a shareholder of record or beneficially in street name, you may vote your shares without attending the Annual Meeting. Voting instructions, including instructions for both telephonic and Internet voting, are outlined in the Notice of Internet Availability of Proxy Materials and on your proxy card.

	If you are a shareholder of record	If you hold your shares in street name

By Internet (24 hours a day):	astproxyportal.com/ast/08448	proxyvote.com

By Telephone (24 hours a day):	888-776-9962	1-800-454-8683

By Mail:	Return a properly executed and dated proxy card in the pre-paid envelope we have provided	Return a properly executed and dated voting instruction form by mail, depending upon the method(s) your bank, brokerage firm, broker-dealer or other similar organization makes available

The deadline for voting by telephone or using the Internet is 11:59 p.m. EDT on Wednesday, May 20, 2015.

Shares represented by properly executed proxies, received by us or voted by telephone or via the Internet, which are not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein. Subject to the broker non-vote rules discussed above, if instructions are not given, proxies will be voted for the election of each nominee, for the approval of our executive officer compensation and for the ratification of our independent auditors. Other than shares held in our PSP, your shares will not be voted if you do not return a signed proxy card or vote.

48

What is the difference between holding shares as a shareholder of record and holding in street name?

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered a “shareholder of record” of those shares.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a bank, brokerage firm, broker-dealer or other similar organization, then you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials from the organization holding your account and, as a beneficial owner, you have the right to direct that organization as to how to vote the shares held in your account.

Information for PSP Participants

For participants in our Profit Sharing Plan, your shares will be voted by Fidelity Management Trust Company, the plan administrator, as you instruct on your proxy card. If you sign and return your proxy card but do not designate how your shares should be voted, your shares will be voted as recommended by the Board of Directors. You cannot vote shares in the PSP in person at the meeting. To allow sufficient time for voting, your vote must be received by no later than 11:59 p.m. EST on Monday, May 18, 2015. If you do not provide your vote by that time, your shares in the PSP will be voted pro rata based on the votes timely received by Fidelity.

Revocation of Proxies

Any proxy may be revoked at any time before it is exercised by giving written notice of revocation to our Corporate Secretary, at our address set forth herein, by executing and delivering a later-dated proxy, either in writing, by telephone or via the Internet, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not alone constitute revocation of a proxy. If your shares are held in a brokerage, bank, or other institutional account, you must obtain a proxy from that entity showing that you were the record holder as of the close of business on March 23, 2015 in order to vote your shares at the Annual Meeting.

Delivery of Documents to Shareholders Sharing an Address

Shareholders sharing the same address may receive one copy of this proxy statement, our Annual Report and Notice of Internet Availability of Proxy Materials, unless a shareowner has asked for a separate copy. If you would like an additional copy of any of these documents, would like to receive a separate copy of these documents for future meetings or would like to receive only one copy if you and another shareholder sharing your address are receiving multiple copies, you should submit this request by writing to our transfer agent, American Stock Transfer and Trust Company, LLC (in writing: 6201 15th Avenue, Brooklyn, New York 11219; by telephone: in the U.S., Puerto Rico and Canada, 1-800-937-5449; outside the U.S., Puerto Rico and Canada, 1-718-921-8200). We will promptly comply with your instructions.

Proxy Solicitation

We are first mailing this Notice of Annual Meeting, Proxy Statement and proxy card to shareholders on or about April 7, 2015. We bear the costs of our Board’s solicitation of your proxy for our 2015 Annual Meeting. Our directors, officers and employees may also solicit proxies from shareholders, but will not receive additional compensation, although they may be reimbursed for out-of-pocket expenses. We have also engaged Innisfree M&A Incorporated, a proxy solicitation agent, to assist us with our solicitation and expect to pay no more than $15,000 for their efforts. We will also reimburse brokers, nominees, fiduciaries and other custodians for reasonable expenses incurred in forwarding our proxy materials to shareholders.

Shareholder Proposals and Board Nominees for 2016

Shareholders may submit proposals and director nominees for our 2016 annual meeting which comply with the rules and regulations of the SEC and our By-Laws. Proposals submitted pursuant to SEC’s Rule 14a-8 for inclusion in our proxy materials and proposals and board nominees submitted pursuant to our By-Laws for presentation at our annual meeting, but not included in our proxy materials, should be sent to Laura E. Ulbrandt, Assistant Vice President and Secretary, 520 Madison Avenue, New York, New York 10022, and received by us no later than December 9, 2015. Shareholders did not submit any proposals or director nominees for our 2015 Annual Meeting.

Shareholders entitled to vote in the election of directors may present director nominees in accordance with our By-Laws. Generally, notice of director nominees for an annual meeting must be received by us not later than 120 days before the first anniversary of the prior years’ proxy statement, or December 9, 2015. The notice shall include the names and addresses of the shareholder and nominee, a representation that the shareholder is entitled to vote at the meeting and intends to nominate the person, a description of all arrangements between the shareholder and nominee, all information required to be disclosed in a proxy statement soliciting proxies for director elections and other information reasonably requested by us. No material changes to these procedures have been made since our last disclosure.

49

•	Annual Meeting Location: AXA Event & Production Center, 787 Seventh Avenue, Auditorium, New York, NY 10019

•	Directions: You may obtain directions to the Annual Meeting by contacting Laura E. Ulbrandt, Corporate Secretary at 1-212-460-1900

0

PROXY

LEUCADIA NATIONAL CORPORATION

Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of Shareholders
May 21, 2015 at 10:00 A.M.

The undersigned shareholder of Leucadia National Corporation (the “Company”) hereby appoints Richard B. Handler, Brian P. Friedman and Joseph S. Steinberg and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Shareholders of Leucadia National Corporation to be held at AXA Event & Production Center, 787 Seventh Avenue, Auditorium, New York, NY 10019 on May 21, 2015 at 10:00 a.m., and at any adjournment or postponement thereof, with authority to vote all shares held or owned by the undersigned in accordance with the directions indicated herein.

Receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement dated April 7, 2015 furnished herewith, and a copy of the Annual Report to Shareholders for the year ended December 31, 2014 is hereby acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR ITEMS 2 AND 3.

(Continued and to be signed on the reverse side)

1.1	14475

ANNUAL MEETING OF SHAREHOLDERS OF

LEUCADIA NATIONAL CORPORATION

May 21, 2015

Important Notice Regarding Internet Availability
of Proxy Materials for the Annual Meeting:

The 2015 Proxy Statement and the 2014 Annual Report are available at
http://www.astproxyportal.com/ast/08448/

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

â  Please detach along perforated line and mail in the envelope provided.  â

00033333333333330000	0	052115

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED
BELOW AND FOR ITEMS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Item 1. Election of Directors.

Linda L. Adamany

Robert D. Beyer

Francisco L. Borges

W. Patrick Campbell

Brian P. Friedman

Richard B. Handler

Robert E. Joyal

Jeffrey C. Keil

Michael T. O’Kane

Stuart H. Reese

Joseph S. Steinberg

Item 2. Approve named executive officer compensation on an advisory basis.

Item 3. Ratify the selection of PricewaterhoouseCoopers LLP as independent auditors for the year-ended December 31, 2015.

		FOR ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	AGAINST ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	ABSTAIN ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment thereof.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

LEUCADIA NATIONAL CORPORATION

May 21, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

Important Notice Regarding Internet Availability
of Proxy Materials for the Annual Meeting:

The 2015 Proxy Statement and the 2014 Annual Report are available at http://www.astproxyportal.com/ast/08448/

â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  â

00033333333333330000	0	052115

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW
AND FOR ITEMS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Item 1. Election of Directors.

Linda L. Adamany

Robert D. Beyer

Francisco L. Borges

W. Patrick Campbell

Brian P. Friedman

Richard B. Handler

Robert E. Joyal

Jeffrey C. Keil

Michael T. O’Kane

Stuart H. Reese

Joseph S. Steinberg

Item 2. Approve named executive officer compensation on an advisory basis.

Item 3. Ratify the selection of PricewaterhoouseCoopers LLP as independent auditors for the year-ended December 31, 2015.

		FOR ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	AGAINST ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	ABSTAIN ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment thereof.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice of Availability of Proxy Materials for the Shareholder Meeting of

LEUCADIA NATIONAL CORPORATION

To Be Held On: May 21, 2015 at 10:00 a.m.

AXA Event & Production Center

787 Seventh Avenue, Auditorium, New York, NY 10019

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 5/7/15.

Please visit http://www.astproxyportal.com/ast/08448/, where the following materials are available for view:

• Notice of Annual Meeting of Shareholders
• Proxy Statement
• Form of Electronic Proxy Card
• Annual Report on Form 10-K

TO REQUEST MATERIAL:	TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers)

E-MAIL: info@amstock.com

WEBSITE: http://www.amstock.com/proxyservices/requestmaterials.asp

TO VOTE:	ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

IN PERSON: You may vote your shares in person by attending the Annual Meeting.

TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call.

MAIL: You may request a card by following the instructions above.

DIRECTIONS: You may obtain directions to the Annual Meeting by contacting Laura E. Ulbrandt, Corporate Secretary at 1-212-460-1900.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED HEREIN AND FOR ITEMS 2 AND 3.

Item 1. Election of Directors.

Linda L. Adamany

Robert D. Beyer

Francisco L. Borges

W. Patrick Campbell

Brian P. Friedman

Richard B. Handler

Robert E. Joyal

Jeffrey C. Keil

Michael T. O’Kane

Stuart H. Reese

Joseph S. Steinberg

Item 2. Approve named executive officer compensation on an advisory basis.

Item 3. Ratify the selection of PricewaterhoouseCoopers LLP as independent auditors for the year-ended December 31, 2015.

Please note that you cannot use this notice to vote by mail.
In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment thereof.